UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

4th Amendment on

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEA STAR GROUP, INC.

(Exact name of Registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

3711 (Motor Vehicles & Passenger Car Bodies)

(Primary Standard Industrial Classification Code Number)

22-2458253

 (I.R.S. Employer Identification No.)

170 Overhill Drive

Mooresville, NC 28117

(704) 663-6319

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

James B. Parsons

Parsons/Burnett/Bjordahl, LLP

1850 Skyline Tower

10900 NE 4th Street

Bellevue, WA 98004

(425) 451-8036

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering          [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[X]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered	Proposed maximum Offering price per share(1)	Proposed maximum aggregate Offering price	Amount of registration fee
Common	3,500,000	$1.50(2)	$5,250,000	$292.95

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)

Based on the latest offering price of the Company’s common stock traded on the Grey OTC Markets.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SEA STAR GROUP, INC.

Date of Prospectus:  ____________________ (Subject To Completion)

Securities Being Offered

Up to 3,500,000 shares of our common stock, $0.001 par value, at $1.50 per share.  Currently the Company’s common stock trades on the Grey OTC Markets under the symbol SGQZ.  We will not engage any underwriters in connection with this Offering.   All shares of the Common Stock offered and sold in this Offering will be offered and sold by the Company through the efforts of its executive officers and directors on a best efforts basis.  This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this prospectus) and continue for a period of 6 months, unless we extend the Offering period for an additional 90 days, or unless the Offering is completed by or otherwise terminated by us (the “Expiration Date”).

Minimum Number of Shares To Be Sold in This Offering	None
Securities Issued And to be Issued	There are currently 15,282,507 common shares issued and outstanding and 691 stockholders. There are 89 Class B Preferred stock issued and outstanding.

	Per Share	Total
Public Offering Price	$ 1.50(1)
Underwriting Discount	$ 0.00	$ 0.00
Proceeds to Sea Star	$1.50	$ 5,250,000.00

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This offering involves a high degree of risk; see RISK FACTORS, beginning on page 6, to read about factors you should consider before buying shares of the common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS

Summary Information, Risk Factors And Ratio Of Earnings To Fixed Charges

3

Summary

3

Risk Factors

6

Use Of Proceeds

12

Determination Of Offering Price

17

Dilution

17

Plan Of Distribution

20

Description Of Securities To Be Registered

21

Interests Of Named Experts And Counsel

23

Information With Respect To The Registrant

24

Description Of Business

24

Description Of Properties

29

Legal Proceedings

29

Market Price Of And Dividends On The Registrant’s  Common Equity And Related Stockholder Matters  30

Financial Statements

31

Unaudited Consolidated Financial Statements

32

Years Ended December 31, 2009 And 2008

48

Unaudited Proforma Condensed Combined Financial Information

68

Management's Discussion And Analysis Of  Financial Condition And Results Of Operations

68

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

78

Directors, Executive Officers, Promoters, And Control Persons

78

Executive Compensation

80

Security Ownership Of Certain Beneficial Owners And Management

81

Certain Relationships And Related Transactions And Director Independence

83

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

84

SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

The following summary is only a shortened version of the more detailed information, exhibits, and financial statements appearing elsewhere in this Prospectus. Prospective Investors are urged to read this Prospectus in its entirety.

Summary

This is a public offering of up to 3,500,000 shares of common stock (the “Shares”) of Sea Star Group, Inc. (“Sea Star”), at an offering price of $1.50 per share.  There is no minimum purchase required.  Shares are being offered on a self-underwritten, “best efforts” basis by the Company through the efforts of its officers and directors.  Officers and directors will not receive any commission or proceeds from the Offering.  See section entitled “Plan of Distribution” for a detailed discussion of the exemptions and registrations we will be relying on for this Offering.

The Company’s common stock currently trades on the Grey Market at www.otcmarkets.com. under the symbol SGQZ.  The Company’s trading and history are tracked by OTC Markets at www.otcmarkets.com or the OTC bulletin board at www.otcbb.com. The stock has been slowly trading due to the long quiet period in filing the S1 initiated on November 2, 2009.  The current market price for SGQZ is $1.35 as quoted on www.otcbb.com and the last trade date was April 28, 2010.There is currently a limited market for the Company’s common stock, and we cannot guarantee an established market for shares purchased under this Offering.  Further, though the Company intends to apply to have its common stock quoted on the Over-The-Counter Bulletin Board (OTC-BB), the Company cannot guarantee that its common stock will become quoted on the OTC-BB, or any other exchange, or that any public market for its common stock can be sustained.

Our Company

Sea Star Group, Inc. (“Sea Star”) was originally incorporated in the state of Delaware on May 9, 1986, as Guaranteed Tune Up.  Its original purpose was to develop tune up shops.  The Company was failing and in January, 2001, the Company acquired Advanced Orbital Services, Inc. and changed its domicile to Nevada.  On August 30, 2001, the Company changed its name to Advanced Orbital Services, Inc.   The Company assumed the business plan of Advanced Orbital Services, Inc. of developing direct marketing capabilities by placing a set-top box into homes.  This box would capture direct marketing information from its users and also, potentially, be able to play on demand movies.  The development of this box was unsuccessful, and the Company began to pursue other opportunities.

In April 2006, the Company intended to merge with SunVesta, Inc., but such merger was never completed.  On May 23, 2006, the Company changed its name to SunVesta, Inc. in anticipation of the merger, which never occurred.

On October 9, 2006, the Company changed its name to Sea Star Group, Inc.  The Company planned to utilize a life, vacation and investment policy that included a vacation bonus for policyholders. A policyholder would purchase a life insurance investment policy and receive a vacation at a resort owned by the Company in lieu of a cash dividend.  The Company’s then-owner, Daniel Sabbia, received a patent outside the Company for this life policy financial alternative, and the Company proceeded to acquire property.  The first property was acquired in Costa Rica.  Due to adverse world economic conditions, the Company was unable to obtain adequate financing. The land deposits and all development costs were written off in 2008. At the beginning of 2009, the Company was no longer pursuing the life, vacation and investment policy and the Company officers looked to take the Company in a new direction.

Sea Star Group, Inc. has incurred losses from inception and may never generate profits in the future. The Company also has no assurance that the acquisition of Riley will result in or generate profits for the Company in the future.

The Report of our independent auditor, included with our audited financials elsewhere in this Prospectus, expresses substantial doubt about our ability to continue as a going concern.

In August, 2009, the Company merged with Riley Technologies, LLC. (“Riley”), making Riley a wholly-owned subsidiary of the Company.  Riley is an engineering, design  and manufacturer of race cars and race car parts.  Using the extensive experience and expertise in the race car industry, the Company plans to launch three new divisions to compliment the current race car business:  Parts, Government Contracts and Consumer Cars.  Please see “Description of Business” located elsewhere in this Prospectus for a complete description of our business and the plans for these new divisions.

Currently, the Company’s only source of revenues is through Riley.  Riley generates revenue through the sale of complete race cars and race car parts.  These cars and parts are designed and manufactured primarily in-house.  Running an in-house race team and providing race-track services to its customer teams generates additional revenue.

The Company has two shareholders that own a significant percentage of the outstanding stock. Mr. Robert Riley and Mr. William Riley each own 39.26% of the outstanding stock. Messers Riley are related as father and son.

Riley’s In-House Race Team

Riley Motorsports, LLC, a wholly owned subsidiary of Riley, runs the Riley in-house factory racing team.  The in-house team works closely with other customer teams of Riley. The team provides a platform for Riley to test new items in a timely, controlled manner for customer teams. By having a racing team in-shop, Riley is able to speed up the development of their cars, thereby assisting its customers.  The team receives revenues from sponsors and/or private individual drivers.  Additionally, the team will test parts for vendors and is compensated for all expenses and services provided during these tests.  This maintains an open opportunity between Riley, its customers, and its existing vendors to continually work together improving competition.

Race-Track Services

Pursuant to its standard sales agreement and upon delivery, Riley agrees to provide an on-site engineer at a customer’s initial test of a Riley manufactured racecar, if requested, thereby giving incentive and assurance to new and potential customers of Riley’s willingness and ability to provide service and support to its customers.

Also, if requested, Riley will provide engineering consulting and mechanical support to customer teams at tests and racing events.  Revenues are received based on a daily rate for personnel in addition to all related travel expenses being paid.

We maintain mailing and executive offices located at 170 Overhill Drive, Mooresville, NC 28117.  Our telephone number is (704) 663-6319 and our fax number is (704) 663-6084.

Our registered office in Nevada is located at 245 Liberty, Reno, Nevada, 89501.

The Offering

Common Stock Offered for Sale:  3,500,000 common shares

Securities to be outstanding after this Offering:  18,782,507 common shares. The Company has authorized 1,040,000 shares of preferred stock, and created Class A and Class B.  There are no shares of Class A issued, and 89 shares of Class B preferred issued as of the date of this Prospectus.  The number of shares of Class B preferred stock was reduced from 800 shares to 89 shares as a result of a reverse stock split that occurred prior to the acquisition of Riley.

Selected Financial Data

As of March 31, 2010, the Company had cash on hand of $26,033.  The Company has incurred losses in the years ended December 31, 2009 and 2008.  Following is financial information taken from our most recent financial statements and should be read in conjunction with our audited and unaudited financial statements contained later in this Prospectus.

	Three Months Ended March 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008
Balance Sheet
Total Assets	$ 2,305,480	$2,279,616	$3,678,750
Total Liabilities	5,495,123	5,599,539	6,053,506
Shareholders’ Equity (Deficit)	(467,459)	(484,211)	678,182

	Three Months Ended March 31, 2010	Year Ended Dec 31, 2009	Year Ended Dec. 31, 2008
Income Statement
Revenue	$ 1,271,133	$4,671,249	$3,880,009
Total Expenses	348,776	2,254,436	1,508,687
Net Income (Loss)	(16,752)	(1,430,672)	(60,751)

Disclosure Regarding Forward Looking Statements

This Prospectus includes statements that are “forward-looking statements” including statements regarding our expectations, hopes, beliefs, intentions, or strategies regarding the future. All statements other than statements of historical facts included in this Prospectus, including, without limitation, statements under “Prospectus Summary,” “Risk Factors,” “Management’s Plan of Operations,” and “Business” regarding our financial position, business strategy and other plans and objectives for future operations, and future product demand, supply, costs, marketing, transportation and pricing factors, are forward-looking statements. All forward-looking statements included in this Prospectus are based on information available to us on the date hereof, and we assume no obligation to update such forward-looking statements. Although we believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct or that we will take any actions that may presently be planned. Certain important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this Prospectus. All written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

Risk Factors

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this Prospectus and any other filings we make with the SEC before you decide whether to buy any Shares. Should any one or more of these risks actually materialize, the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment. We have incurred losses from inception and may never generate profits.

Going concern considerations.

The Company has incurred losses in 2009 and 2008.  Unanticipated costs and expenses or the inability to generate revenues could require additional financing, which would be sought through bank borrowings, equity or debt financing, or asset sales. For these reasons, the Company’s independent auditor’s report, included with the financial statements elsewhere in this prospectus, expresses substantial doubt about the Company’s ability to continue as a going concern.

The fact that there are going concern considerations may make raising additional funds or obtaining loans more difficult. To the extent financing is not available, the Company may not be able to, or may be delayed in, implementing its business plan, and/or meeting its obligations. This could result in the entire loss of any investment in the Shares. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. Details regarding these concerns are included in the notes to the audited Financial Statements included in this filing.

We cannot guarantee that an active trading market will develop for our common stock.

Our common stock currently trades on the Grey OTC Markets under the symbol SGQZ.  However, trading has been limited and there can be no assurance that a regular trading market for our common stock will ever develop or that, if developed, it will be sustained. Therefore, purchasers of our common stock should have long-term investment intent and should recognize that it may be difficult to sell the Shares.

We will be subject to additional regulatory compliance matters, including Section 404 of the Sarbanes-Oxley Act of 2002, as a result of becoming a public company and our management has limited experience managing a public company.  Failure to comply with these regulatory matters could harm our business.

We have never operated as a public company and will incur significant legal, accounting and other expenses that we did not incur as a private company. The Company will be required to obtain outside assistance and has budgeted $58,000 for fiscal 2010. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, and we may not successfully or efficiently manage our transition into a public company. We expect rules and regulations such as the Sarbanes-Oxley Act of 2002 to increase our legal and finance compliance costs and to make some activities more time-consuming.  For example, Section 404 of the Sarbanes-Oxley Act of 2002 requires that our management report on, and our independent auditors attest to, the effectiveness of our internal control structure and procedures for financial reporting in our annual report on Form 10-K for the year ending December 31, 2010.  Section 404 compliance may divert internal resources and will take a significant amount of time and effort to complete.  We may not be able to successfully complete the procedures and certification and attestation requirements of Section 404 by the time we will be required to do so.  If we fail to do so, or if in the future our chief executive officer, chief financial officer, or independent registered public accounting firm determines that our internal controls over financial reporting are not effective as defined under Section 404, we could be subject to sanctions or investigations by the Exchange on which we will list our shares, the SEC, or other regulatory authorities.  Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our stock.  Irrespective of compliance with Section 404, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation.  If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors.  Additionally, the number of board members and officers of the Company, and their lack of experience in operating a public company, could have an adverse effect on our ability to fully comply with all regulations to which we will be subject.

The shares being offered are defined as "penny stock," and the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this Offering in the public markets.

Inability to Obtain Additional Financing

The Company expects to need approximately $5,000,000 to fully implement its business plan and develop its new divisions. If less funds are received, the Company will reduce the divisions entered into accordingly. The divisions will be funded with the following priorities in the event full funding is not obtained:  highest to lowest priority, reduce outstanding credit lines, reduce debt, fund the Track Day Car, followed by Parts Division, Research and Development and finally Government Contracts Division. The majority of the funds will come from shares sold under this Offering, and part from cash on hand.  However, there is no guarantee that those funds will be sufficient to meet our needs.  Even if all shares are sold under this Offering, we may be required to seek additional capital to sustain or expand our business plan.  We have no commitments for any future funding, and may not be able to obtain additional financing or grants on terms acceptable to us, if at all, in the future.  If we are unable to obtain additional capital, this would restrict our ability to grow and may require us to curtail or discontinue our business operations.  Additionally, while a reduction in our business operations may prolong our ability to operate, that reduction could harm our ability to implement our business strategy. If we can obtain any equity financing, it may involve substantial dilution to our then existing shareholders.

We are subject to rules and regulations enforced by the racing sanctioning body which are particular to our industry.  Additionally, we may be subject to government laws and regulations particular to our operations, as well as those generally applicable to all business and public companies, with which we may be unable to comply.

We may not be able to comply with all current and future government regulations that are applicable to our business.  Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts.  While there are no laws or regulations specifically directed to the regulation of automobile parts or manufacturing, we are subject to rules and regulations regarding the engineering and construction of our race cars.  These are usually set out and enforced by the racing sanctioning body that oversees the various races and series in which our teams and/or consumers may participate.   These include Rolex Sports Car Series, USAC (United States Auto Club), IRL (Indy Racing League) and other racing leagues in North America, Europe and Asia.  Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

The automobile industry is highly competitive, and we are at a disadvantage since many of our competitors are better funded.

There are many companies already established in this industry that are better financed and/or have closer working relationships with automobile parts and manufacturing companies, which positions our company at a competitive disadvantage. The goal of the Company will be to increase sales of current new products, while furthering development of carryover products and searching out new ventures to include the establishment of new divisions.  The inability to generate sufficient revenues could cause us to cease active business operations.

There is no minimum amount required to be raised in this Offering.  Any funds raised will be immediately available to us.

There is no minimum amount of securities that need to be sold in this Offering for us to access the funds.  Therefore, this Offering will be immediately available for use by us and we do not have to wait until a minimum number of securities have been sold to keep the proceeds from any sales.  We cannot assure you that subscriptions for the entire offering will be obtained.  We have the right to terminate the Offering of the securities at any time, regardless of the number of securities we have sold since there is no minimum subscription requirement.  You could lose your entire investment if we are not able to significantly develop our business plan.  Even if all shares are sold under this Offering, there is no guarantee that our business plan will be successful, which would result in a loss of your entire investment.

The current economic and financial crisis may have a material adverse effect on our results.

The crisis of the financial and credit markets since the second half of 2008 has led to a severe economic recession worldwide, and the outlook for 2010 is uncertain.  A continuation or worsening of unfavorable economic conditions, including the ongoing credit and capital markets disruptions, could have an adverse impact on our business, operating results or financial condition in a number of ways.  For example, we may experience declines in revenues, profitability and cash flows as a result of reduced orders, delays in receiving orders, delays or defaults in payment or other factors caused by the economic problems of our customers and prospective customers.  We may experience supply chain delays, disruptions or other problems associated with financial constraints faced by our suppliers and subcontractors.  In addition, changes and volatility in the equity, credit and foreign exchange markets and in the competitive landscape make it increasingly difficult for us to predict our revenues and earnings into the future.  Additionally, our ability to access the capital markets may be restricted at a time when we would like, or need to raise capital, which could have an impact on our flexibility to react to changing economic and business conditions.

Other risks relating to the common stock

14,296,928 of the 15,282,507 shares of common stock issued and outstanding as of June 30, 2010, are held by affiliates of the Company and may be eligible for resale under Rule 144, promulgated under the Act. See page 17 for additional information on Rule 144.  The possible resale of those shares at any time may have an adverse effect on the market price for our common stock.

Our stock trades on the over-the-counter Grey market, and our stock price may be volatile.

Our stock trades under the symbol SGQZ on the Grey Market at www.otcmarkets.com .  Although we plan to apply for listing of our stock on the OTC-BB as soon as we are in compliance with the listing requirements, we may not be successful in that effort.  Our stock price may be volatile in the future.  The Company’s stock began trading in October, 2009, at $.06 with a high stock price of $0.15 until December, 2009.  Since December, 2009, the price has fluctuated as high as $1.35 and will likely continue to fluctuate.  The last trade of the Company’s common stock occurred on April 28, 2010, at $1.35.  The Company cannot predict nor guarantee a reliable trading market in the future.

The Board of Directors could issue stock to prevent a takeover by an acquirer or shareholder group.

The Company's authorized but unissued capital stock consists of 59,717,493 shares of common stock. There are 2 classes of preferred stock authorized, 40,000 shares of Class A preferred stock are authorized, with none issued. 1,000,000 shares of Class B preferred stock are authorized, with 89 shares issued.  One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not contemplate any additional issuances of common stock for this purpose at this time.  However, if such “super-voting” stock were to be issued, it could have a materially adverse effect on the aggregate voting power of the then-existing shareholders of the Company.

We could offer warrants, options and debentures and dilute holdings of Investors

The Company has issued options to purchase up to 3,300,000 shares of common stock, as disclosed in the December 31, 2009 financial statements.  There are no outstanding warrants to purchase common stock of the Company. Should the Company choose to offer incentive options to its key employees, the existence of these options may hinder our future equity offerings, and the exercise of these options would further dilute the interests of all of our then-existing stockholders. Future resale of the shares of common stock issuable on the exercise of warrants and/or options may have an adverse effect on the prevailing market price of our common stock. Furthermore, the holders of warrants and/or options may exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

Additional shares of common stock may be issued without shareholder approval.

The Company has authorized capital of 75,000,000 shares of common stock, par value $0.001 per share, and 1,040,000 Preferred Stock authorized, divided into two classes. As of December 31, 2009, there were 15,282,507 shares of common stock issued and outstanding and 89 Class B preferred stock issued. The number of shares of Class B preferred stock was reduced from 800 shares to 89 shares as a result of a reverse stock split that occurred prior to the acquisition of Riley.

Our Board of Directors has authority, without action or vote of our stockholders, to issue all or part of the authorized but unissued shares. Any issuance of shares described in this paragraph will dilute the percentage ownership of our then-existing shareholders and may dilute the book value of the common stock.

The issuance or conversion of preferred stock could change control of the Company

The Company has currently designated Series B Preferred Shares (see Description of Securities for a complete description of these shares).  Additionally, our Articles of Incorporation authorize the Board of Directors, without approval of the shareholders, to cause shares of additional preferred stock to be issued in one or more series, with the numbers of shares of each series to be determined by the Board of Directors.  Our Articles of Incorporation further authorize the Board of Directors to fix and determine the powers, designations, preferences and relative, participating, option or other rights (including, without limitation, voting powers, preferential rights to receive dividends or assets upon liquidation, rights of conversion, or exchange into common stock or preferred stock of any series, redemption provisions and sinking fund provisions) between series and between the preferred stock or any series thereof and the common stock, and the qualifications, limitations or restrictions of such rights.  Preferred stock, either issued at a future date or those already issued, could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of our company.  Although we have no present plans to issue additional series or shares of preferred stock, we can give no assurance that we will not do so in the future.  If preferred stock is converted into shares of common stock, existing shareholders of common stock could experience substantial dilution with regards to their shares.  As of December 31, 2009, no shares of preferred stock have been converted to common shares and as of December 31, 2009, the conversion feature of the preferred shares has expired.  Currently, there are no preferred shares that have a common share conversion feature.

Certain of our shareholders may have the ability to delay or prevent adoption of important business decisions based on their ownership of a significant percentage of our outstanding voting securities.

Robert W. Riley, Director, and William P. Riley, President, are the record owners of a combined 78.52% of our outstanding voting securities.  As a result, they possess significant influence over our business.  For instance, they may elect our board of directors, authorize significant corporate transactions or prevent a future change in control of our company.  Robert W. Riley and William P. Riley are related.

The Company does not expect to be able to pay dividends in the near future.

To date, we have not paid, nor do we plan to pay in the foreseeable future, dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective Investors will likely need to rely on an increase in the price of the Company stock to profit from his or her investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If

Prospective Investors purchase shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  The expenditures are listed in the order of priority and importance.  Since the Company does not intend to pay any offering expenses from the proceeds from this Offering, and assuming that 100% of the Offering is sold ($5,250,000), the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	Allocated Proceeds
1.Working Capital	$750,000
2.Research and Development	$750,000
3 Parts Division	$750,000
4. Government Contracts Division	$750,000
5. Consumer Cars Division	$1,250,000
6. Potential Acquisitions	$1,000,000
Total	$5,250,000

There is no minimum amount we are required to raise in this Offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Working Capital:  This expenditure would cover costs of operating our existing business and for unforeseen expenditure items.

Research and Development:  This expenditure would be dedicated to fund our research and development department as it explores and expands current future divisions and products. For example, the Grand American (Grand-Am) Rolex Series is determining new specifications for the race cars that will participate in the series in 2012. If changes are implemented, and all of the Company’s current customers continue to race their vehicles, the Company will need to resupply the race teams with new race cars based on the new specifications. All vehicles sold require an upfront deposit of 35% to 50% and the remainder paid in full when vehicle is completed.  The Company will not require capital for these vehicles.  Also, new parts will be required for inventory to resupply customers due to accidents and part failures.  The Company is allocating $167,000 for the new Grand-Am Rolex Series changes in 2011. Currently, the Company has 12 customer cars racing in the Grand-Am Rolex Series in the Daytona Prototype class and 11 customer cars racing in the Grand Touring (GT) class.

Remaining funds received for Research and Development will be used to expand our international program and expand our presence in the Grand-Am Rolex Series and in other racing venues.  Any additional funds received will be utilized to advance European market sales, followed by funds allocated by Division, with the highest priority Parts division, followed by consumer.

Debt funding is not anticipated for Research and Development.

Parts Division:  The Company intends to develop a new department, or establish a new subsidiary focusing on customized parts for the “do it yourself” market and the consumer seeking more from his vehicle.  This department or subsidiary will design and manufacture these parts. The Company will utilize existing facilities and focus on existing companies with facilities already in place that can manufacture these parts.  The Company will approach automotive aftermarket stores to sell customized parts and automotive repair companies to offer them a new line of customized parts. As of the date of this Offering, the Company has not entered into any agreements with automotive aftermarket stores or automotive repair companies.

Parts orders can be substantial for the stocking of a supplier’s inventory and the Company will require financing for orders over our raised funds within this division, collateralized by purchase orders or accounts receivable.  The Company estimates that approximately $300,000 in financing will be needed, if an order is received.  The Company does not have any financing in place for future plans.  There is no guarantee the Company will receive such financing.

Additionally, the Company plans to use the skills learned in racing to improve the fuel consumption for the Trucking Industry. The Company is currently designing new methods and devices to reduce drag and improve gas mileage. The Company’s intent is to patent these products upon completion and sell to Truck suppliers and manufacturers.

The cost to develop a product can range from $20,000 to $100,000 depending on the size and complexity of the product.

The Parts division will be funded in accordance with the table provided in the Use of Proceeds section.  The division will be launched after the Consumer division has been established.

Government Contracts Division:  The Department of Defense, GSA, DLA, and numerous other governmental agencies offer an opportunity for small businesses to bid on specified projects.  This expenditure would go to finalizing our approval as an approved contractor and bidding on such contracts.  The Company plans to bid on contracts for military vehicles.  A vehicle that requires quick removal and replacement to disabled vehicles of damaged or broken parts can be handled by race car manufacturers.  The Company will also bid on other needs the Government might require as it pertains to our skills in aerodynamics, electronics or metallurgy.

The Company plans to hire a service to examine these government opportunities at sizes commensurate with the funds allocated within this division for approximately $25,000 plus commissions. The Company will allocate funds to produce the product before government payment in the event a government contract is received. The Company will obtain debt financing from signed government contracts for any remaining working capital needs above the amounts raised in this offering. The amount of financing required and timing cannot be determined at this time.  It is dependent upon the contracts involved and the working capital available.  Government contracts can range from a few thousands dollars to several millions dollars in scope.

Upon being awarded a contract, there can be a delay before the government allocates funds for the project that would allow us to obtain our funding to produce the product.

Under all cases, we will apply for financing with our local banks within 10 days of being awarded a contract at prevailing market interest rates.

The Company does not have any financing in place for future plans.  There is no guarantee the Company will receive such financing. Additionally, we plan on hiring a consultant to bid on contracts over a 1-year period.

If the Company is unsuccessful in obtaining a government contract within one year, the funds allocated to this division will be redeployed over the other divisions, as deemed appropriate, to increase sales.  The Company will immediately contact an outside service upon obtaining a minimum of $100,000 for this division.  These services include the hiring of a firm whose specialty is identifying and securing government contracts that best suit our engineering expertise.

Consumer Cars Division:

The Company plans to expand into Europe, developing a European Distributorship to increase sales of the Camaro and to assist with the homologation process of the car.  Additionally, the Company plans on attending the Monticello Grand reopening event at the first of July, 2010.  We plan on introducing our prototype track day car, on loan from the owner, and expect to generate sales of additional vehicles.

Following this event, the Company plans to invest approximately $200,000 to build another track day car, based on the prototype raced at the Monticello Grand reopening.  This car will then be transported to various racing events through the eastern portion of the Unites States for the purpose of generating additional sales of the prototype car.  Transportation costs will be approximately $50,000.  This Track Day Car program, totaling approximately $250,000 in expenditures, will be our first priority and we will be dedicating the first funds raised under this Offering to this program.

The Company also plans to build eco-friendly cars which will help us promote our overall brand, image, and product.  Eco-friendly cars are defined by the Company as cars that cause either less pollution or result in energy savings or extended fuel mileage.  These include, but are not limited to, electric and natural gas powered vehicles.

The cost to development of a battery operated sedan and natural gas powered sedan exceeds the amount to be raised under this Offering; however, the Company can develop prototypes for approximately $500,000.

The Company will not develop prototypes without funding from government grants or funding from third parties capable of advancing the development of the vehicle.

If the Consumer Division is not fully funded, the prototype drawings, expected to cost $173,000, will be used to solicit potential partners within the Consumer division.  These potential partners would be other companies currently producing products similar to the proposed products of the Consumer Car Division or that have the technological where-with-all that is being used on other products.  For example, companies that provide alternate sources of energy to power a consumer car such as a battery manufacturer and a natural gas engine manufacturer.

Potential Acquisitions:  The Company would use this expenditure item to acquire companies or other substantial assets from CNC (Computerized Numerical Control) machining companies, composite manufacturing companies, automotive aftermarket component manufacturing companies, and companies manufacturing "Green Power Products".  Acquisitions considered initially would involve other companies where our racing, manufacturing, and contacts would be beneficial in assisting the potential target, or the target would benefit us by increasing our production capacity and/or sales and marketing in the divisions we have identified as potential market opportunities. The acquisitions will be required to have a return on investment within two (2) years.

Currently, the Company does not have any plans for an acquisition. If a viable acquisition presents itself within our field of expertise the Company would review the opportunity. Funds will be allocated to examining acquisitions only if the entire $5,250,000 is raised or if the acquisition would have a return on investment within 2 years. In either case, the Company will not pursue an acquisition in excess of $1,000,000. The Company may accept outstanding debt from the acquired company subject to review and approval by the Company’s existing banks.

There is no assurance that we will be able to raise the entire $5,250,000 with this Offering.  At this time, the Racing Division is our only existing division.  The Parts, Government Contracts, and Consumer Divisions will be newly formed divisions.  Funds will be allocated to each new division and the existing division according to the following charts, based on the percentage raised under this Offering.  There is no assurance we will be successful within the new divisions.  As such, in the interim engineering and development stage, management will examine each division monthly to determine progression and expected future profitability.  If any given new division’s cash flow is not supporting expenses within six months from inception of the first sales, management, at its sole discretion, may temporarily close, close or reallocate all or a portion of the lower performing divisions’ funds to any of its other divisions.

The following chart details how we will use the proceeds if we raise only 75% of this Offering:

Expenditure Item**	75%
1. Working Capital	$750,000
2. Research and Development	$750,000
3. Parts Division	$750,000
4. Government Contracts Division	$687,500
5. Consumer Cars Division	$1,000,000
6.Potential Acquisitions	$0
Total	$3,937,500

The following chart details how we will use the proceeds if we raise only 50% of this Offering:

Expenditure Item**	50%
1. Working Capital	$475,000
2. Research and Development	$275,000
3. Parts Division	$500,000
4. Government Contracts Division	$375,000
5. Consumer Cars Division	$1,000,000
6. Potential Acquisitions	$0
Total	$2,625,000

If only 50% of this Offering is sold, the Company estimates that this would provide sufficient capital to commence with operations and development of the business plan; however, the development of new divisions will be delayed or reduced.

Expenditure Item**	25%
1. Working Capital	$475,000
2. Research and Development	$167,500
3. Parts Division	$125,000
4. Government Contracts Division	$100,000
5. Consumer Cars Division	$445,000
6. Potential Acquisitions	$0
Total	$1,312,500

If only 25% of this Offering is sold, the Company estimates that this would provide sufficient capital to commence with operations; however, the development of new divisions will be delayed or reduced.

No proceeds from this Offering will be paid to the officers or directors in the form of commissions, salary, or other compensation.

The allocation of funds raised listed within the divisions herein is an initial capital funding. If one division’s growth rate accelerates or stalls, funds may be reallocated toward the more successful divisions or acquisitions.

If less than 10% of funds raised

The Rolex Racing Division, where the Company has 12 cars operating, and sales prices range up to $600,000 has a racing life expectancy of six years. During the six year period, the Company will adjust, modify and supply parts for the vehicles sold. After a six year period, the Rolex division will establish new vehicle variables. Based on this six year cycle, the fifth year will represent modest income, excluding revenue derived from accidents and or part failures. The sixth year represents a car manufacturer’s highest income opportunity repairing the cars currently racing and preparing cars for the new race series.

2010 is the fifth year of the six year cycle and 2011 represents the sixth year. If each team replaces their race cars, the Company could potentially build 12 new cars during 2011 for the 2012 series.

The Company’s current banking relationships understand racing and provide normal credit lines during these cycles.

Therefore, should we not be successful in raising any funds, the banks may extend our credit lines until the new cars are ordered by race teams. The Company requires a 35% to 50% deposit for car orders.

Although the Company has claimed the Manufacturer’s championship for the Rolex and GT series for the last six consecutive years, there is no assurance the racing teams will reorder from us.

If the Company does not receive any race team orders and the Company is unable to raise funds as a result of this offering, the Company will focus on the prototype track day car for weekend racers and continue to focus on international sales for the Camaro, which is in the process of qualifying for the European racing circuits.

The Company requires a 35% to 50% deposit on cars sold to avoid working capital issues with car purchases.

If all aspects of our business fail, the Company will contact our banking relationships to extend our lines of credit until additional revenues occur.

DETERMINATION OF OFFERING PRICE

The Offering Price of the Shares has been determined based on the last offering price of our common stock to current shareholders. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets (Designs/Drawings) from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing shareholders.

As of December 31, 2009, the net tangible negative book value of our shares of common stock was approximately $567,878, or approximately $(0.04) per share based upon 15,282, 507 shares outstanding as of December 31, 2009.

If 100% of the Shares are Sold (3,500,000 shares):

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 18,782,507 shares to be outstanding will be approximately $4,682,122 or $0.25 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.29 per share.

After completion of this Offering, if 3,500,000 shares are sold, investors in this Offering will own 18.63% of the total number of shares then outstanding for which they will have made a cash investment of $5,250,000, or $1.50 per share.  Our shareholders existing prior to this Offering will then own 81.37% of the total number of shares then outstanding for which they made contributions of cash and liquidation of amounts owed to them totaling $446,333 or $0.02 per share.

If 75% of the Shares are Sold (2,625,000 shares):

Upon completion of this Offering, in the event 75% of the Shares are sold, the net tangible book value of the 17,907,507 shares to be outstanding will be approximately $3,369,622 or approximately $0.19 per share.  The net tangible book value of the shares held by our shareholders, existing prior to this Offering, will be increased by $0.23 per share.

After completion of this Offering, if 2,625,000 shares are sold, investors in this Offering will own approximately 14.66 % of the total number of shares then outstanding for which they will have made a cash investment of $3,937,500 or $1.50 per share.  Our shareholders who existed prior to this Offering will then own approximately 85.34% of the total number of shares then outstanding, for which they made contributions of cash and liquidation of amounts owed to them totaling $446,333 or approximately $0.02 per share.

If 50% of the Shares are Sold (1,750,000 shares):

Upon completion of this Offering, in the event 50% of the Shares are sold, the net tangible book value of the 17,032,507 shares to be outstanding will be approximately $2,057,122 or approximately $0.12 per share.  The net tangible book value of the shares held by our shareholders, existing prior to this Offering, will be increased by $0.16 per share.

After completion of this Offering, if 1,750,000 shares are sold, investors in this Offering will own approximately 10.27% of the total number of shares then outstanding for which they will have made a cash investment of $2,625,000 or $1.50 per share.  Our shareholders who existed prior to this Offering will then own approximately 89.73% of the total number of shares then outstanding, for which they made contributions of cash and liquidation of amounts owed to them totaling $446,333 or approximately $0.03 per share.

If 25% of the Shares are Sold (875,000 shares):

Upon completion of this Offering, in the event 25% of the Shares are sold, the net tangible book value of the 16,157,507 shares to be outstanding will be approximately $744,622 or approximately $0.05 per share.  The net tangible book value of the shares held by our shareholders, existing prior to this Offering, will be increased by $0.09 per share.

After completion of this Offering, if 875,000 shares are sold, investors in this Offering will own approximately 5.42% of the total number of shares then outstanding for which they will have made a cash investment of $1,312,000 or $1.50 per share.  Our shareholders who existed prior to this Offering will then own approximately 94.58% of the total number of shares then outstanding, for which they made contributions of cash and liquidation of amounts owed to them totaling $446,333 or approximately $0.03 per share.

Existing Shareholders if all of the Shares are Sold:

Price per share	$1.50
Net tangible book value per share before Offering	$(0.04)
Potential gain to existing shareholders	$5,250,000
Net tangible book value per share after Offering	$0.25
Increase to present shareholders in net tangible book value per share after Offering	$5,250,000
Capital contributions	$5,250,000
Number of shares outstanding before the Offering	15,282,507
Number of shares after Offering assuming the sale of 100% of shares offered	18,782,507
Percentage of ownership after Offering	81.37%

Purchasers of Shares in this Offering if all Shares Sold:

Price per share	$1.50
Dilution per share	$1.09
Capital contributions	$5,250,000
Number of shares after Offering held by public investors	18,782,507
Percentage of capital contributions by existing shareholders	14.17%
Percentage of capital contributions by new investors	85.83%
Percentage of ownership after Offering	18.63%

Purchasers of Shares in this Offering if 75% of Shares Sold:

Price per share	$1.50
Dilution per share	$1.07
Capital contributions	$3, 937,500
Number of shares after Offering held by public investors	17,907,507
Percentage of capital contributions by existing shareholders	18.05%
Percentage of capital contributions by new investors	81.95%
Percentage of ownership after Offering	14.66%

Purchasers of Shares in this Offering if 50% of Shares Sold:

Price per share	$1.50
Dilution per share	$1.05
Capital contributions	$2,625,000
Number of shares after Offering held by public investors	17,032,507
Percentage of capital contributions by existing shareholders	24.83%
Percentage of capital contributions by new investors	75.17%
Percentage of ownership after Offering	10.27%

Purchasers of Shares in this Offering if 25% of Shares Sold:

Price per share	$1.50
Dilution per share	$1.03
Capital contributions	$1,312,500
Number of shares after Offering held by public investors	16,157,507
Percentage of capital contributions by existing shareholders	39.78%
Percentage of capital contributions by new investors	60.22%
Percentage of ownership after Offering	5.42%

Dividend Policy

The Company has not yet adopted any policy regarding payment of dividends.  We have never declared or paid any cash dividends on our common stock.  The Company has made cash distributions to the members of Riley prior to the merger for the purpose of paying income taxes of the LLC and to satisfy a debt personally guaranteed by Robert W. Riley and William P. Riley. The Company currently intends to retain future earnings, if any, to finance the expansion of the business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. Limiting the Offering to those with whom the officers and directors are acquainted will insure that the Offering will be made only to accredited investors and to business acquaintances that are familiar with our brand in the racing industry. Accredited investors and business acquaintances will be able to assume the risk of the investment. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer’s securities and not be deemed to be a broker-dealer.

a.

Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

b.

Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

c.

Our officers and directors are not, nor will be at the time of their participation in the Offering, an associated person of a broker-dealer; and

d.

Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the Offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or have been an associated person of a broker or dealer, within the preceding twelve months, and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this Offering.

Terms of the Offering

The shares offered will be sold at $1.50 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this prospectus) and continue for a period of 6 months, unless we extend the Offering period for an additional 90 days, or unless the Offering is completed by or otherwise terminated by us (the “Expiration Date”).

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 3,500,000 shares of common stock we are offering as a self-under-written offering.  There is no minimum amount we are required to raise in this Offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to “Sea Star Group, Inc.”

Right to Reject Subscription

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of the capital stock of the Company and certain provisions of the Company's Articles of Incorporation and Bylaws is a summary and is qualified in its entirety by the provisions of the Articles of Incorporation and Bylaws.

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the shares of common stock are not convertible into any other security. There are no restrictions on dividends under any loan, other financing arrangements or otherwise. As of the date of this Prospectus, the Company had 15,282,507 shares of common stock outstanding.  The Board of Directors is authorized to issue Preferred Stock that could be used to discourage, delay or prevent a change in control.

Non-Cumulative Voting.

The holders of shares of common stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

Common Stock

The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to the holders of shares of our common stock upon the liquidation, dissolution, or winding up of the affairs of the Company. Except as described herein, no pre-emptive, subscription, or conversion rights pertain to our common stock and no redemption or sinking fund provisions exist for the benefit thereof.

As a consequence of their ownership of our common stock, the current stockholders of the Company will continue to control a majority of the voting power of the Company and, accordingly, will be able to elect all of the Company's directors.

Preferred Stock

There are 2 classes of Preferred stock currently authorized by the Company, consisting of 40,000 authorized shares of Class A and 1,000,000 authorized shares of Class B preferred, each $100 par value.  There are no Class A shares issued and 89 Class B preferred shares issued.  The number of shares of Class B preferred stock was reduced from 800 shares to 89 shares as a result of a reverse stock split that occurred prior to the acquisition of Riley.

Series A

Series A preferred shares have been authorized, but no rights or preferences have been established, and no Series A preferred shares have ever been issued.

Series B

Series B shares have the following rights:  a) preference upon liquidation, b) redemption rights, c) preferred voting for the election of directors to the Board of Directors, d) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders and e) conversion rights to convert shares of Series B into common stock.  These shares are not entitled to dividends.

Conversion:  Each share of Series B Preferred is convertible into 20 shares of common stock at $5.00 per share.  Series B Preferred shareholders who convert 5 shares of common or more in any calendar year shall earn Options as described hereto.

a.

Year one of ownership, the Series B Preferred shareholder has the option to purchase fifteen shares of common stock at $3.00 per share.

b.

In each of the second year and third year of ownership, the Series B Preferred shareholder has the option to purchase 10 shares at the higher of (i) $3.00 per share, or (ii) the average of the 15 lowest closing day prices as reported by NASDAQ during the proceeding calendar year.

c.

At the conclusion of the fourth year of ownership (December 31, 2009), all remaining shares should be converted into common stock at $5.00 per share.  In the event they are not converted, the corporation, upon 30 days notice, shall have the right to purchase said shares.

d.

As of June 30, 2010, no shares of Series B preferred stock have been converted into common shares. Therefore, the conversion feature of the Series B preferred stock has expired.

Employee Stock Option Plan

The Company has not adopted any kind of stock option plan for its employees. However, the Company issued 600,000 options on August 17, 2009, to purchase Sea Star stock at a price of $1.00 per share.  The options were issued to Ron McMahon, General Manager (200,000), Jim Kniffen, advisor (200,000) and Kevin O’Boyle, advisor (200,000).  These options expire August 17, 2010

J. Austin Scheibel, Hillcrest Financial Partners, LLC and Daniel P. Sabbia have the option to acquire 500,000 shares each at $1.00 for a period of one year; 200,000 shares each for a period of two years at $2.50 per share, and 200,000 shares each at a price of $5.00 per share for a period of five years.  These options were issued August 17, 2009.

All options are exercisable in 25,000 share increments.

Transfer Agent

Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, NV  89119, will serve as Transfer Agent for the shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Sea Star’s common stock.

Legal – James B. Parsons

Parsons/Burnett/Bjordahl LLP

10900 N.E. 4th Street
Suite 1850
Bellevue, WA  98004

425-451-8036 (office)
425-451-8568 (fax)

The audited financial statements of Sea Star Group, Inc. as of December 31, 2009 and 2008, and for the years then ended have been included in this Prospectus in reliance on the report of Traci J. Anderson, CPA, independent certified public accountant, given on the authority of that firm as an expert in auditing and accounting. The report for Sea Star Group, Inc., dated April 27, 2010, contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern, as described in notes to those financial statements.  Also included herein are the unaudited proforma financial statements as of December 31, 2008 to present the reverse merger as if the date was January 1, 2008.

Accounting-
Traci J. Anderson, CPA

14026 Cinnabar Place

Huntersville, NC 28078

INFORMATION WITH RESPECT TO THE REGISTRANT

Description Of Business

General

Sea Star Group, Inc. was incorporated in Delaware on May 9, 1986 as Guaranteed Tune-Up, Inc. In 2001, the Company changed its name to Advanced Orbital Services, Inc. and the state of incorporation to Nevada.  On May 23, 2006, the Company changed its name to SunVesta, Inc.  In October 2006, the Company changed its name to Sea Star Group, Inc.

Our corporate offices are located at 170 Overhill Drive, Mooresville, NC 28117.  Our phone number is (704) 663-6319 and our fax is (704) 663-6084.

The Company’s primary business is conducted through its wholly owned subsidiary, Riley Technologies, LLC, which maintains a website at www.rileytech.com.

Our registered office in the State of Nevada is located at 245 Liberty, Reno, Nevada 89501.

The Company was originally formed to develop tune up shops.  When the business plan began to fail, the Company was acquired by Advanced Orbital Services, Inc., in January of 2001.  Advanced Orbital Services, Inc. was merged into Guaranteed Tune Up and the Company subsequently changed its name and its domicile from Delaware to Nevada.  Advanced Orbital Services, Inc. was in the business of direct marketing by placing a set top box within homes with a keyboard attached. The goal of the set top box was for users to input their marketing preferences.  Automatic reminders would be received by the user and specials would be directly presented to the user for direct purchases of product. The set top box interacted with the television and was also capable of playing movies.  The technology did not develop according to plans, and after numerous delays, the business became inactive.  The Company changed its name to SunVesta, Inc., in anticipation of an acquisition, and subsequently to Sea Star Group, Inc. (“Sea Star”) after the acquisition was terminated.  Sea Star planned on acquiring and developing property in Costa Rica.  While the Company incurred expenditures toward that end, it was unable to secure adequate financing to pursue this business plan and lost its property.  The Company changed its officers and directors in August 2009, and the Company entered into a transaction to acquire Riley as a wholly owned subsidiary.

Under the terms of the merger, consideration exchanged was solely stock of Sea Star. No funds were received by Riley from Sea Star.  Riley became a wholly owned subsidiary through the issuance of shares.   No debts or obligations of Sea Star were assumed by Riley.  Riley issued 450,000 shares to the majority shareholders of Sea Star as consideration. Under the terms of the agreement Riley was responsible for the transaction costs to complete the terms of the acquisition approximating $25,000 and share issuance in lieu of cash associated with Gulfstream Mergers and Acquisitions.  Gulfstream Mergers and Acquisitions received 1,200,000 shares as payment for services valued at .15 per share or $180,000, recorded as an expense in 2009, and 400,000 options at $1.00 expiring on August 17, 2010. Stock options that vested in 2009 were recorded as an expense in 2009.

Riley is an engineering, designer, and manufacturer of race cars and race car parts.  Riley generates revenue through the sale of complete race cars and race car parts.  These cars and parts are engineered, designed and manufactured primarily in-house.  Running an in-house factory race team and providing race-track engineering, consulting and mechanical services to our customer teams generates additional revenue.

Riley spent $16,000 in fiscal 2008 and $802,851 in fiscal 2009 and expects to spend $750,000 in fiscal 2010 for research and development.

Research and development costs relate to new car and parts designs, new car engineering and the manufacture of a prototype car or part.

Riley currently employs 19 full-time employees.

We have the in-house technology to engineer, design, and manufacture a race car from pure specifications developed by an individual or a race series or from an idea, as the need requires.  Revenue is charged on a case-by-case basis. We believe, as the winner of the Grand American (“Grand-Am”) Rolex Series for the last 6 years running, that we have the experience and proficiency to design, develop, manufacture and produce competitive race cars. The Grand Am Rolex Series is the top racing series for Daytona Prototype and production based GT cars that race simultaneously at road racing venues across the United States and Canada.

Currently, Riley has 12 customer cars racing in the Grand-Am Rolex Series in the Daytona Prototype class and 11 customer cars racing in the Grand Touring (GT) class. Riley stays ahead of the competition by placing multiple cars in the Top Ten at racing events. Customer purchases in the race car market are influenced by race performance and Riley is able to consistently finish at or near the top in Grand-Am Rolex Series races.

Historically, Riley’s competition has been minimal in the Grand-Am Rolex DP Series.  For the last five years, we have manufactured approximately 80 percent of the cars competing in the series.  For this 80 percent, replacement parts can only be purchased from us, and we are the only company authorized to supply parts at the track during competition.  There is, however, no guarantee that this trend will continue.

Publicity received from media coverage at racing events enhances our brand and potentially leads to new projects and sales.

Riley also provides engineering technical support to existing customers.  During actual racing events, if requested by customers, Riley will make on-site repairs to enable cars to return for completion of said race.

Riley plans on capitalizing on the strengths listed above by launching three new divisions specified below:

1.  Parts

2.  Government Contracts

3.  Consumer Cars

Riley has identified the steps, costs and time required to expand our existing division (Racing) and to develop three new divisions (Parts, Government Contracts and Consumer Cars).

Racing Division- will continue its established business, along with the introduction of the Camaro GS and GT4.  The Camaro GS is a production based car that is redesigned and built by Riley for racing with NASCAR Grand Am Continental Tire series in the Grand Sport (GS) category.  The Camaro GT4 is a production based car that is redesigned and built by  Riley for racing in the European GT4 racing series.  The GT2 Corvette project was also a production based car that was redesigned and built by Riley for racing in certain European circuits, but which has presently only competed in the United States.

Parts Division- By capitalizing on our reputation earned by winning the last six (6) Grand Am Rolex Series manufacturers championships, we plan on initially offering exterior parts to enhance the esthetics of production cars, suspension parts to enhance handling characteristics, a brake package to improve braking performance, and a shifter kit to improve shifting.  As the exclusive manufacturer of the Camaro GS and GT4, we anticipate offering aftermarket alternatives for all aspects of the Chevrolet Camaro, including, but not limited to, the body, suspension, engine and electronics data package. The Company is currently generating revenue for replacement parts related to the GS and GT4 Camaro.

Parts orders can be substantial for the stocking of a supplier’s inventory and the Company will require financing for orders over our raised funds within this division, collateralized by purchase orders or accounts receivable.  The Company estimates that approximately $300,000 in financing will be needed, if an order is received.  The Company does not have any financing in place for future plans and there is no guarantee the Company will receive such financing.

The Company plans to use the skills learned in racing to improve the fuel consumption for the Trucking Industry. The Company is designing new devices to reduce drag and improve gas mileage. The Company’s intent is to patent these products upon completion and sell to Truck suppliers and manufacturers.

Government Contracts Division- plans to focus on bidding for military contracts with the goal of creating more flexible military vehicles by using a race car technology.  This will allow compartmentalization of instant and easy access of detachable replacement parts and assemblies for damaged military vehicles in theatre to allow immediate return to useful service.  Further it will utilize specialized adjustable suspension for varying terrain in military combat locations.

The Company has teaming agreements with two prime contractors at this time and expects to generate revenue within the next 12 months.  Presently, these agreements are not material to the Company.

The Company plans to hire a service to examine these government opportunities for approximately $25,000 plus commissions. The Company will allocate funds to produce the product before government payment in the event a government contract is received. The Company will obtain debt financing from signed government contracts for any remaining working capital needs above the amounts raised in this offering. A service will be contracted upon obtaining a minimum of $100,000 for this division.  The Company does not have any financing in place for future plans and there is no guarantee the Company will receive such financing.

If the Company is unsuccessful in obtaining a Government contract within one year, the funds allocated to this division will be used in other divisions, as deemed appropriate, to increase sales.

Consumer Division- The company plans to sell and market the Track Day Car to weekend “casual” racers, along with developing electric and natural gas consumer cars.  The Track Day Car will be funded immediately. The design and development will begin as funding is available for electric and natural gas consumer cars.

Following the completion of this Offering, the Company will assess its available funds and current market demands, and then proceed with the development of these divisions.  This may result in the Company placing more emphasis on sought-after products.  Consequently, some divisions may anticipate immediate launch, while others may proceed at a slower developmental pace.  At this time, we cannot predict the time or the order in which each division will proceed.

The following tables show our expected costs and timeframes for proceeding with the development of our divisions, based on whether we are able to raise all of the funds under this offering, or only 25%.

If 100 percent funding is achieved:

Division	Engineering and Development Cost	Engineering and Development Time	Production Start Up Costs	Start Up Time	Expected to Start Receiving Revenue (from Beginning)	Expected to Achieve Positive Cash Flow (from Beginning)
Parts	$ 450,000.00	18 Months	$300,000.00	6 Months	Month 20	Month 26
Government Contracts	$ 450,000.00	12 Months	$300,000.00	6 Months	Month 18	Month 20
Consumer Cars	$ 500,000.00	14 Months	$500,000.00	8 Months	Month 22	Month 28

If 25 percent funding is achieved:

Division	Engineering and Development Cost	Engineering and Development Time	Production Start Up Costs	Start Up Time	Expected to Start Receiving Revenue (from Beginning)	Expected to Achieve Positive Cash Flow (from Beginning)
Parts	$ 75,000.00	18 Months	$ 50,000.00	6 Months	Month 20	Month 26

Government Contracts	$ 60,000.00	12 Months	$ 40,000.00	6 Months	Month 18	Month 20
Consumer Cars	$ 222,500.00	14 Months	$222,500.00	8 Months	Month 22	Month 28

The Company has significant experience in the development, production, and sales of various products such as the Riley MKXI Daytona Prototype, Solo Energy Natural Gas Powered Electric Generator, and the Riley MKIV Natural Gas Powered Land Speed Record Car.  Please see the information contained in the chart below as support.

The chart shows the historical timelines for previously launched divisions.

Previous Product	Engineering and Development Time	Start Up Time
100KW Natural Gas Powered Electric Generators	6 Months	4 Months
New Design of Daytona Prototype Race Car	3 Months	3 Months
Natural Gas Powered Land Speed Record Car	8 Months	5 Months

Advertising

Current products (primarily race cars) are sold via performance-based advertising. Performance-based advertising means that race cars compete in many different racing series and classes of competition around the world. When a race car wins an event, competitors desire to own them and pursue Riley to purchase such cars. Riley is the only source for repair or replacement parts for these cars.

For the period of January 1, 2008 to March 31, 2010, the Company spent $30, 267 for advertising. $22,625 was spent in fiscal 2008, $4,877 in fiscal 2009 and $2,765 for the three months ended March 31, 2010. 46% was spent on apparel with the company’s logo, 20% was spent on press releases 29% was spent on automotive trade shows and 5% was spent on website updates.

New products will require a totally different strategy. We will continue brand development in the racing series and new products will require advertising in the appropriate trade publications as well as other advertising media outlets. Advertising expenditures will be paid for by working capital to promote our brand or the racing industry.  Otherwise, advertising money will be derived from the Division where the product is developed.

Description of Properties

Facilities

We maintain executive and administrative offices located at 170 Overhill Drive Mooresville, NC 28177. This facility is owned by R&S Holdings and leased to Riley and its subsidiaries.  The facilities are a custom-built 40,000 square foot design, manufacturing, assembly and engineering facility.  The Company has a month-to-month operating lease for this building.  Total lease payments for 2009 were $200,000.

Our registered offices in Nevada are located at 245 Liberty, Reno, Nevada, 89501.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 filing with the SEC and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Company files its reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Legal Proceedings

In March, 2009, Riley Technologies, LLC (“Riley”) filed a lawsuit in US District Court, Western District of North Carolina, Case No. 5:09-cv-21, against General Motors Corporation.  The Complaint was amended May 14, 2009.  Between 2006 and 2007, Riley entered into discussions with GM’s Racing Group Manager in connection with Riley’s interest in homologation of GT2 Corvettes to race in certain European circuits.  Homologation is the certification of a product or specification to indicate that it meets regulatory standards.  There are companies that specialize in helping manufacturers achieve regulatory compliance.  In motorsports, Homologation refers to the approval process a vehicle must go through to race in a given league or series.  The regulations and rules that must be met are generally set by the series' sanctioning body.   In the summer of 2007, Riley received confirmation that it had been approved for the homologation of the GT2 Corvette and Riley commenced work on the project by modifying an existing GT2 Corvette.  By March 2008, the project had been completed and a GT2 Corvette had been sold to LG Motorsports in Wylie, Texas.  The GT2 Corvette was successfully raced in certain circuits approved by the homologation process and orders were placed for additional GT2 Corvettes for additional circuits.  The Complaint alleges that they were fully authorized by GM to complete the homologation to allow the GT2 Corvette to be sold and raced in the circuits for which orders were place.  The Complaint further alleges that GM reversed its decision and wrongfully awarded this program to a competitor company, in breach of its prior agreements, thereby causing monetary damage to Riley   The Complaint claims breach of contract, detrimental reliance/estoppel, negligent misrepresentation and unfair and deceptive acts and practices in trade.  The Company is suing for in excess of $10,000, plus treble damages and attorneys fees.  The lawsuit has been stayed during the pendency of the General Motors bankruptcy, and the future of the claims is unknown at this time.

Market Price Of And Dividends On The Registrant’s
Common Equity And Related Stockholder Matters

The Company’s common stock currently trades under the symbol SGQZ on the Grey OTC Markets. The table below sets forth the high and low bid prices of the Company’s common stock for each quarter during the past two fiscal years. The quotations presented reflect inter-dealer prices, without retail markup, markdown, or commissions, and may not necessarily represent actual transactions in the common stock.

Period (Calendar Year)	Price Range
2008	High	Low
First Quarter	0.06	0.06
Second Quarter	0.06	0.06
Third Quarter	0.06	0.06
Fourth Quarter	0.06	0.06

2009	High	Low

First Quarter	0.06	0.06
Second Quarter	0.06	0.06
Third Quarter	0.06	0.06
Fourth Quarter	1.00	0.06

2010	High	Low

First Quarter	1.50	0.91
Second Quarter	1.35	1.35

On June 30, 2010, the closing bid quotation for the Company’s common stock on the Grey OTC Markets was $1.35 per share. Potential investors should be aware that the price of the common stock in the trading market may change dramatically over short periods as a result of factors unrelated to the earnings and business activities of the Company.

Holders of Our Common Stock

As of the date of this Prospectus statement, there were 15,282,507 shares of common stock outstanding held by approximately 691 shareholders of record, which does not include shareholders whose stock is held through securities position listings.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)  we would not be able to pay our debts as they become due in the usual course of business; or

(2)  our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

14,296,928 of the 15,282,507 shares of common stock issued and outstanding as of June 30, 2010, are held by affiliates of the Company and are eligible for resale under Rule 144, promulgated under the Act. In general, under Rule 144 as currently in effect, a person who is an affiliate of a Company and has beneficially owned shares of a Company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of the Company's common stock then outstanding, which equals approximately 152,825 shares in our company as of the date of this Prospectus; or

2.  the average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

As of the date of this Prospectus, officers and directors of our company hold 12,600,000 shares that may be sold pursuant to Rule 144 effective February 14, 2010.

Financial Statements

The following financial statements are included herewith:

Interim Consolidated Financial Statements for the Quarter Ended March 31, 2010 and 2009

Audited Financial Statements of Sea Star Group, Inc. for the years ended December 31, 2009 and 2008

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The accompanying unaudited consolidated interim financial statements as of and for the three months ended March 31, 2010 and 2009 of Sea Star Group, Inc. and its wholly-owned subsidiaries (collectively the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

It is suggested that these interim consolidated financial statements be read in conjunction with the annual financial statements and the notes included in the Company’s S-1 application.

In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, which include all normal recurring adjustments, necessary to present fairly the Company’s consolidated interim financial information. The interim consolidated financial information presented is not necessarily indicative of the results to be expected for the entire year ending December 31, 2010.

Sea Star Group, Inc.
Consolidated
Balance Sheets
As of March 31, 2010 and December 31, 2009
		(As Restated) (1)
	March 31	December 31
	2010	2009
ASSETS
CURRENT ASSETS
Cash	$26,033	$43,266
Accounts receivable	243,080	451,728
Receivable - related entities	-	-
Inventory	2,035,181	1,761,643
Other current assets	1,186	22,979

Total Current Assets	2,305,480	2,279,616

PROPERTY AND EQUIPMENT
Building,Land & Improvements	2,276,612	2,276,612
Machinery and Equipment	1,889,456	1,889,456
Vehicles	537,183	537,183
	4,703,251	4,703,251
Less accumulated depreciation	(2,064,567)	(1,951,206)

Net property and equipment	2,638,684	2,752,045

OTHER ASSETS
Intangible rights	183,298	183,298
Less Accumulated Amortization	(99,798)	(99,631)

Total Other Assets	83,500	83,667

TOTAL ASSETS	$5,027,664	$5,115,328

CURRENT LIABILITIES

Current Portion long-term debt	$404,234	$354,258
Line of credit	516,779	431,617
Accounts Payable, trade	887,899	878,485
Customer Deposits	38,032	184,083
Other current liabilities	92,073	118,792

Total Current Liabilities	1,939,017	1,967,235

Long-term debt, net of current portion	3,556,106	3,632,304

Total Liabilities	5,495,123	5,599,539

SHAREHOLDERS' EQUITY

Preferred Stock--Class A ($100 par value; 40,000 shares authorized;
0 issued and outstanding)
Preferred Stock--Class B ($100 par value; 1,000,000 shares authorized;
89 issued and outstanding)	8,900	8,900
Common Stock ($.001 par value; 75,000,000 shares authorized;
15,282,507 issued and outstanding)	15,282	15,282
Paid in Capital	422,151	422,151
Retained Earnings	(913,792)	(930,544)

Total Equity	(467,459)	(484,211)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$5,027,664	$5,115,328

(1) Restated to show effect of consolidation of common owned entities at Jan 1, 2010.

The accompanying notes are an integral part of these consolidated financial statements

Sea Star Group, Inc.
Consolidated
Statements of Operations
For the three months ended March 31, 2010 and 2009

		(Restated) (1)
	2010	2009

REVENUES
Products	$ 1,180,159	$ 948,766
Services	90,974	68,763
TOTAL REVENUES	1,271,133	1,017,529

COST OF REVENUES
Products	803,894	622,783
Services	70,050	52,948
TOTAL COST OF REVENUES	873,944	675,731

Selling, general and administrative expenses	348,776	285,971

Income (loss) from operations	48,413	55,827

OTHER INCOME(EXPENSES)
Interest Income	21	-
Interest Expense	(31,682)	(41,465)
Other Income	-	-
	(31,661)	(41,465)

Income before provision	$ 16,752	$ 14,362

Provision for income taxes	-	-

Net Loss	$ 16,752	$ 14,362

Income(Loss) per share
Basic	$ 0.00	$ 0.00
Diluted	$ 0.00	$ 0.00
Weighted average shares outstanding
Basic	15,282,507	12,000,000
Diluted	15,282,507	12,000,000

(1) Restated to show effect of consolidation of common owned entities at Jan 1, 2010.

The accompanying notes are an integral part of these consolidated financial statements

Sea Star Group, Inc.
Consolidated
Statements of Shareholders' Equity
As of March 31, 2010 and December 31, 2009

							Additional
	Class A Preferred		Class B Preferred		Common Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total

Balance, December 31, 2009 (Restated)			89	$ 8,900	15,282,507	$ 15,282	$ 422,151	$ (930,544)	$ (484,211)

Net Income- 3 months ended March 31, 2010								16,752

Balance, March 31, 2010			89	$ 8,900	15,282,507	$ 15,282	$ 422,151	$ (913,792)	$ (467,459)

(1) Restated to show effect of consolidation of common owned entities at Jan 1, 2010.
The accompanying notes are an integral part of these consolidated financial statements

.

Sea Star Group, Inc.
Consolidated
Statement of Cash Flows
For the three months ended March 31, 2010 and 2009

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$ 16,752	$ 14,362
Adjustments to reconcile net loss to net cash provided(used) by operating activities :
Depreciation and amortization	113,528	119,629
Debt incurred from subsidiary	-	-
Net Book Value of Property and Equipment acquired from subsidiary
Accumulated Deficits from subsidiaries

Changes in assets and liabilities:

Decrease (Increase) in Accounts Receivable	208,648	35,590
Decrease (Increase) in Inventory	(273,538)	(275,669)
Decrease (Increase) in Other Current Assets	21,793	50,000
Increase (Decrease) in Accounts Payable	9,414	(373,141)
Increase (Decrease) in Customer Deposits	(146,051)	64,475
Increase (Decrease) in Other Current Liabilities	(26,719)	(87,235)

Net cash provided (used) by operating activities	(76,173)	(451,989)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Property and Equipment	-	(125,944)
Net cash (used) by investing Activities	-	(125,944)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from Line of Credit	895,349	865,833
Payments on Line of Credit	(810,187)	(636,986)
Advances from Long-term debt	23,142	318,358
Long-term debt payments	(49,364)	(13,675)

Net cash provided (used) by financing activities	58,940	533,530

Net cash increase (decrease) for period	(17,233)	(44,403)

Cash at beginning of period	43,266	77,659
Cash at end of period	$ 26,033	$ 33,256

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:

Interest Paid	$ 31,682	$ 41,465
Taxes Paid	$ -	$ -

(1) Restated to show effect of consolidation of common owned entities at Jan 1, 2010.

The accompanying notes are an integral part of these consolidated financial statements

.

SEA STAR GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

  For the Three Months Ended March 31, 2010

Note A – Summary of Significant Accounting Policies

Business Activity

Riley Technologies (Riley), a wholly-owned division of Sea Star Group, Inc. (“The Company”) specializes in the engineering, design, manufacture and competition of racing cars, as well as prototype development for racing and manufacturing applications. Riley has been engineering, designing and building championship racecars since 1990 for competitors in the Prototype, IRL and Trans Am series. In September 2006, Riley relocated its manufacturing plant from Indianapolis, Indiana to Mooresville, North Carolina.

Principles of consolidation

On January 1, 2010, the Company acquired the remaining entities under common control, Riley Motorsports, LLC, R&R Motorsports, LLC and Riley Services, Inc. No consideration was paid or exchanged for the entities acquired on January 1, 2010.

The consolidation was based on the transfer of net assets between entities under common control as of January 1, 2010. Since the transfer of net assets from Riley Motorsports, LLC, R & R Motorsports, LLC and Riley Services, LLC to its successor – Sea Star Group, Inc. resulted in a change of reporting entity; in practice, the accounting method used for consolidation is similar to the pooling of interest method. The accounts of all entities are consolidated as of January 1, 2010. The recorded assets and liabilities of separate entities are consolidated in the financial statements. The financial statements of the Group are therefore called consolidated financial statements.

The consolidated financial statements include Sea Star Group, Inc., and its wholly owned direct   subsidiaries Riley Technologies, LLC, R & S Holdings, LLC, Riley Motorsports, LLC, R & R Motorsports, LLC and Riley Services, Inc.

All significant intercompany accounts, transactions and cash flows are eliminated on consolidation.

The financial statements for prior periods were restated to show the effect of the consolidation of common owned entities and to furnish comparative financial information similar to a pooling of interest method.

Reverse Recapitalization and Plan of Acquisition

On August 13, 2009, Sea Star entered into an acquisition agreement with the shareholders of Riley. The transaction was deemed a capital transaction, implemented through a reverse recapitalization.

Accordingly, financial statements have been retroactively restated as if the merger was consummated on January 1, 2008. The cost basis of the assets and liabilities of Riley are maintained in the consolidated financial statements. The historical records presented through December 31, 2009, which includes our consolidated statements of operations, consolidated statements of shareholders’ equity, and consolidated statements of cash flows, are those of Riley.

Under the terms of the merger, consideration exchanged was solely stock of Sea Star. No funds were received by Riley from Sea Star.

Riley became a wholly owned subsidiary through the issuance of shares. No debts or obligations of Sea Star were assumed by Riley.

Following the merger, Sea Star continued as the surviving corporation and the separate corporate existence of Riley ceased. The merged entity is known as Sea Star Group, Inc. (the “Company”) and trades on the over-the-counter Grey Market as SGQZ.

.

SEA STAR GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

  For the Three Months Ended March 31, 2010

Merger Related Transactions

As stated above, the transaction is treated as a reverse acquisition of a public shell and accounted for as a reverse recapitalization of Sea Star rather than a business combination. The historical financials statements of Sea Star are the historical financial statements of Riley. Additionally, historical shareholders’ equity of Riley has been restated to reflect the reverse recapitalization and shares received in the transaction. Immediately prior to entering into the Merger Agreement, Sea Star effected a 9 for 1 reverse split of its common and preferred stock reducing its issued and outstanding shares of common stock from 9,288,853 to 1,032,507 and reducing the outstanding shares of preferred stock from 800 shares to 89 shares.

In the merger, 12,000,000 common shares of Sea Star were issued to the shareholders of Riley in exchange for shares owned in Riley.

600,000 shares were issued to the general manager of Riley.

450,000 shares were issued to the majority shareholders of Sea Star for consideration of majority control.

1,200,000 shares were issued to an advisory firm for services related to the merger of Sea Star and Riley. The shares were valued at .15 per share (market price at date of issuance) for a total expense of $180,000.

Common Stock

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001. 15,282,507 shares of common stock are outstanding as of March 31, 2010.

Preferred Stock

There are 2 classes of preferred stock currently authorized by the company, consisting of 40,000 authorized shares of Class A and 1,000,000 authorized shares of Class B preferred, each $100 par value.  Class A shares have not been issued and 89 Class B preferred shares have been issued.

The number of shares of Class B preferred stock was reduced from 800 shares to 89 shares as a result of a reverse stock split that occurred prior to the acquisition of Riley.

Series A

Series A preferred shares have been authorized, but no rights or preferences have been established, and no Series A preferred shares have ever been issued.

Series B

Series B shares have the following rights:  a) preference upon liquidation, b) redemption rights, c) preferred voting for the election of directors to the Board of Directors, d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders and e) conversion rights to convert shares of Series B into common stock.  These shares are not entitled to dividends.

.

SEA STAR GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

  For the Three Months Ended March 31, 2010

Preferred Stock (cont.)

Conversion:  Each Series B preferred is convertible into 20 shares of common stock at $5.00 per share.  Series B preferred shareholders who convert 5 shares of common or more in any calendar year shall earn Options as described hereto.

a.

Year one of ownership, the Series B preferred shareholder has the option to purchase fifteen shares of common stock at $3.00 per share.

b.

In each of the second year and third year of ownership, the Series B preferred shareholder has the option to purchase 10 shares at the higher of (i) $3.00 per share, or (ii) the average of the 15 lowest closing day prices as reported by NASDAQ during the proceeding calendar year.

c.

At the conclusion of the fourth year of ownership, (Dec 2009), all remaining shares should be converted into common stock at $5.00 per share.  In the event they are not converted, the company, upon 30 days notice, shall have the right to purchase said shares.

d.

As of March 31, 2010, zero (0) Series B Preferred shares have been converted to common shares

Employee Stock Option Plan

The company has not adopted any kind of stock option plan for its employees. However, the company has issued 600,000 options to purchase Sea Star stock, for a period of one year at a price of $1.00 per share to management and outside advisors.

Former Directors of Sea Star, before the reverse merger on August 13, 2009, have the option to acquire 1,500,000 shares at $1.00 for a period of one year; 600,000 shares for a period of two years at $2.50 per share, and 600,000 shares at a price of $5.00 per share for a period of five years.

All options for are exercisable in 25,000 share increments.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America (GAAP).

Prior period financials were restated to show the effect of the consolidation of common owned entities and to furnish comparative financial information similar to pooling of interest method.

Segment reporting

The company currently operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are based on management's judgment and available information and, consequently, actual results could be different from these estimates.

Cash and cash equivalents

The company considers all investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents were $0 as of March 31, 2010. As of March 31, 2010, the company had $26,033 of cash that was federally insured and $0 was restricted.

.

SEA STAR GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

  For the Three Months Ended March 31, 2010

Accounts Receivable

Trade receivables are carried at original invoice amount less an estimate made for doubtful accounts.

Inventories

Inventories are stated at the lower of cost or market with cost determined substantially on a first-in, first-out basis. Cost is determined by using actual costs where applicable or standard costs which approximate actual cost. Obsolete quantities of inventory are reduced to net realizable value.

Research and Development

Research and development expenses include direct costs for wages, benefits, and materials, and are expensed as incurred for new racecar development and designs.

During the 3 months ended March 31, 2010, the Company spent $22,900 for research and development.

Revenue Recognition

The company derives the majority of its revenue from the sale of race cars and parts. The company also receives revenue from consulting and engineering.

The company recognizes revenue for the sale of a race car when the race car is delivered to the customer. The company requires an upfront payment of one-third of the total purchase price, one-third when race car is 50% complete, and the final one-third in full before delivery. The upfront payments are classified as a current liability until the race car is delivered and accepted by the customer

The sale of parts is recognized at the time of shipment to the customer. Revenue related to consulting and engineering services is recognized as services are performed

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets ranging from 3 to 39 years. Depreciable lives by asset group are as follows:

Useful Life

  (Years)

Software

        3

Land Improvements

      15

Vehicles

   3 - 5

Building and improvements

 7 - 39

Machinery and equipment

             5 - 10

.

SEA STAR GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

  For the Three Months Ended March 31, 2010

Property and equipment (cont.)

Depreciation expense for the three months ended March 31, 2010 and 2009 was $113,361 and $113,362 respectively.

Maintenance and repairs are charged to costs and expenses as incurred. The cost and accumulated depreciation of property and equipment sold or otherwise retired are removed from the accounts and any related gain or loss on disposition is reflected in net income or loss for the period.

Intangible Assets

Intangible assets consist of Race Car design drawings and Loan Fees paid in advance and are stated at cost. Amortization is computed for financial reporting purposes over the following estimated useful lives of the intangible assets by straight-line. Race Car design drawings are amortized over 5 years (the approximate life cycle of some race car designs) and Loan Fees paid in advance are amortized over the life of the loan.  Intangible Assets are reviewed on an annual basis and if the asset is considered obsolete, the remaining value is reduced to zero value.

As of March 31, 2010 and 2009, unamortized Intangible Assets totals consisted of the following:

2010

2009

Loan Fees

$ 74,788

                         $ 72,622

Designs/Drawings

    8,712                                       11,045

   83,500                                      83,667

Amortization is computed for financial reporting purposes over the following estimated useful lives of the intangible assets by straight-line.

Useful Life

  (Years)

Intangible costs

                 5-15

Amortization expense for the three months ended March 31, 2010 and 2009 was $167 and $167 respectively.

Dividends

The company has not yet adopted any policy regarding payment of dividends.

Impairment of Long-lived Assets

The company periodically reviews its long-lived assets, including definite-lived intangible assets, for impairment when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The company evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The carrying value of a long-lived asset is considered impaired when the anticipated cumulative expected undiscounted cash flows of the related asset or group of assets is less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the estimated fair market value of the long-lived asset. There was no impairment loss recognized during the three months ended March 31, 2010 or 2009.

.

SEA STAR GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

  For the Three Months Ended March 31, 2010

Income Taxes

As part of the process of preparing financial statements, the company is required to estimate income taxes. This process involves estimating the company’s actual current income tax exposure together with assessing temporary differences resulting from differing treatment of items for income tax and financial accounting purposes. These temporary differences result in deferred tax assets and liabilities, the net amount of which is included in the company’s balance sheet. When appropriate, the company records a valuation allowance to reduce its deferred tax asset to the amount that the company believes is more likely than not to be realized. Key assumptions used in estimating a valuation allowance include potential future taxable income, projected income tax rates, expiration dates of net operating loss and tax credit carry forwards, and ongoing prudent and feasible tax planning strategies. At March 31, 2010, the company had fully reduced its net deferred tax assets by recording a valuation allowance of $2,218,349. If the company were to determine that it would be able to realize its deferred tax assets in the future in excess of the net recorded amount, an adjustment to reduce the valuation allowance would increase income in the period such determination was made.

Advertising costs

The company expenses all advertising as incurred.   For the three months ended March 31, 2010 and 2009 the company incurred $2,765 and $920 in advertising expenses respectively.

Loss Per Common Share

The computation of basic loss per common share is based on the weighted average number of shares outstanding during each year, which includes unissued and vested restricted stock shares deemed as participating securities.

The computation of diluted loss per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents which would arise from the exercise of dilutive stock options outstanding using the treasury stock method and average market price per share during the year. No options were included in the computation of weighted average number of shares because the effect would have been anti-dilutive.

Concentration of Credit Risk

Financial instruments that potentially subject the company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the company offers credit terms to a few of its customers and requires no collateral. The majority of its customers pay as work is completed without credit terms.  Purchasers of racecars pay an upfront deposit.  Accordingly, the company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management’s expectations

The company maintains its cash in bank deposit accounts. At times, the bank deposits may exceed federally insured limits. The company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in its cash deposits.

Fair Value of Financial Instruments

The company’s financial instruments consist of cash, receivables, payables, line of credit and long-term debt. The carrying amount of cash, receivables, and payables approximates fair value because of the

.

SEA STAR GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

  For the Three Months Ended March 31, 2010

Fair Value of Financial Instruments (cont.)

short-term nature of these items. The carrying amounts of the line of credit and long-term debt approximate fair value as the individual borrowings bear interest at rates that approximate market interest rates for similar debt instruments.

Note B - Stock Options

As of March 31, 2010, options to purchase 3,300,000 shares of the company’s common stock were issued to management, outside advisors, and former directors, with exercise prices ranging from $1.00 to $5.00 per share. The company estimated the grant-date fair value of these options using the Black-Scholes option pricing model with the following assumptions:

Expected dividend yield

0.00%

Expected stock price volatility

5.92%

Risk free interest rate

1.14%

Expected life of options

1 to 5 years

The weighted average fair value of options granted during 2009 was $0.02.

The following table summarizes the stock option activity during the three months ended March 31, 2010:

				Aggregate
		Exercise		Intrinsic
	Options	Price	Term	Value

Outstanding at December 31 2009	3,300,000			$54,600

Exercised	-	-		-
Expired	-	-		-
Forfeited	-	-		-

Outstanding at March 31, 2010	3,300,000			$ 54,600

Options vested and exercisable at
March 31, 2010	3,300,000			$ 54,600

The aggregate intrinsic value (calculated as the difference between the market value and the exercise price of the shares) in the table below represents the total pretax intrinsic value, based on the company’s closing stock price of $1.00 as of December 31, 2009, which would have been received by the holders of in-the-money options had the option holders exercised their options as of that date.

Note C - Income Taxes

The company uses the asset and liability method of accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due or refundable plus deferred income tax assets and liabilities. Deferred income tax assets and liabilities are recorded to recognize the income tax effect of the temporary differences in the method of reporting various items of income and expenses for financial reporting purposes and income tax purposes.

.

SEA STAR GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

  For the Three Months Ended March 31, 2010

Note C - Income Taxes (cont.)

The deferred income tax assets and liabilities at the end of the year are determined using the statutory tax rates expected to be in effect when the taxes are actually due or refundable.

At March 31, 2010, the company has a net operating loss carry forward available to offset future taxable income of $1,990,631, that may be offset against future taxable income from the year 2010 through 2025. If substantial changes in the company’s ownership should occur, there would also be an annual limitation of the amount of the net operating loss carry forward which could be utilized.

Before August 2009, the company acquired, Riley, was taxed as a partnership and all income was passed through to members personal income taxes; therefore Riley did not incur income tax expense prior to August 2009.

Accounting for Uncertainty in Income Taxes

The company adopted changes issued by FASB which prescribed a recognition threshold and measurement attribute for financial statement recognition and measurement of an uncertain tax position taken or expected to be taken in a tax return. Under the guidance, an uncertain income tax position must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority.

At the adoption date of January 1, 2007, the company had no recognized tax benefit which would affect the effective tax rate, if recognized. There has been no significant change in the unrecognized tax benefit from the date of adoption through the period ended March 31, 2010.

The company classifies interest and penalties arising from the underpayment of income taxes under selling, general and administrative expenses. As of March 31, 2010, the company had no accrued interest or penalties related to uncertain tax positions.

The company is not currently under examination by any federal or state taxing authority.

.

SEA STAR GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

  For the Three Months Ended March 31, 2010

Note D - Loss per common share

Loss per share presented for the three months ended March 31, 2010 and 2009 have been retroactively restated due to the reverse recapitalization transaction with Riley. The retroactive restatement is based on historical average number of weighted-average shares outstanding for the periods presented, adjusted for shares issued in the reverse recapitalization transaction.

	March 31,
	2010	2009
Numerator

Income (loss) per share	$ 16,752	$14,362

Denominator

Weighted average shares
Outstanding	15,282,507	12,000,000

Stock options issued at merger -
August 13, 2009	3,300,000

Fully Diluted Shares	18,582,507	12,000,000

Earnings (loss) per share
Basic & Diluted	0.00	0.00

The foregoing fully diluted shares were not used in the calculation of diluted net loss per common share because their inclusion would have been anti-dilutive as of March 31, 2010.

.

SEA STAR GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

  For the Three Months Ended March 31, 2010

Note E - NOTES PAYABLE and LONG-TERM DEBT

The company’s notes payable and long-term debt consisted of the following:

	March 31	December 31
	2010	2009
Line of Credit

Short-term borrowings from a financial institution secured by Accounts Receivable, inventory, real estate and equipment. Advances under the line bear interest at a variable rate of the bank’s prime rate plus .25%. Maximum borrowings under the line of credit during the three months ended March 31, 2010 were $600,021.  The line of credit is personally guaranteed by the officers of the Company.

	$ 516,779	$ 431,617

Related Parties

Note payable with interest rate of 5% to officers,
interest only until May 2015	$ 263,166	$ 274,000

Note payable with interest rate of 2% to officers, due May 2015	410,755	387,613

Notes Payable – Banks
Note payable to a bank in 60 monthly installments of $7,968 including interest at 7.25%, secured by equipment	243,884	266,023

Note payable to a bank in 60 monthly installments of $7,178 including interest at 7.0%, balance due Sept 2011, secured by equipment	457,898	471,226

Note payable to a bank in 60 monthly installments of $1,478, including Interest at 6.4%, balance due July 2010, secured by a Toterhome-RV.	84,637	87,700

Bonds payable to bank escrow account, including one annual principal Payment due November 1 and interest paid monthly at a variable rate of 1.44% as of Dec 31, 2009, secured by building and equipment.	2,500,000	2,500,000
	3,960,340	3,986,562

Less current portion	(404,234)	(354,258)
	$ 3,556,106	$ 3,632,304

.

SEA STAR GROUP, INC.

Notes to Unaudited Consolidated Financial Statements

  For the Three Months Ended March 31, 2010

Note E - NOTES PAYABLE and LONG-TERM DEBT (cont.) Maturity of long-term debt:
2010	404,234
2011	676,404
2012	276,909
2013	802,793
2014	100,000
Thereafter	1,700,000
3,960,340

.

SEA STAR GROUP, INC.

REPORT ON AUDIT OF FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2009 AND 2008

.

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders

Sea Star Group, Inc.

I have audited the accompanying consolidated balance sheets of Sea Star Group, Inc. (“The Company”) as of December 31, 2009 and December 31, 2008, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the years ended December 31, 2009 and 2008.  These financial statements are the responsibility of the company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sea Star Group, Inc. as of December 31, 2009 and December 31, 2008 and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

As discussed in the notes to financial statements, Note 1 – Organization – Reverse Recapitalization and Plan of Acquisition, on August 13, 2009, Sea Star Group, Inc. entered into an acquisition agreement that was deemed a capital transaction, implemented through a reverse recapitalization. Accordingly, financial statements have been retroactively restated as if the merger was consummated on January 1, 2008.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered recurring losses from operations which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Traci J. Anderson, CPA

Huntersville, NC

July 21, 2010

.

Sea Star Group, Inc.
Consolidated
Balance Sheets
As of December 31, 2009 and December 31, 2008

	(As Restated)	(As Restated)
	2009	2008
ASSETS
CURRENT ASSETS
Cash	$ 43,266	$ 61,731
Accounts receivable	451,728	630,585
Receivable - related entities	-	-
Inventory	1,761,643	2,936,132
Other current assets	22,979	50,302

Total Current Assets	2,279,616	3,678,750

PROPERTY AND EQUIPMENT
Building, Land & Improvements	2,276,612	2,276,612
Machinery and Equipment	1,889,456	1,743,654
Vehicles	537,183	692,758
	4,703,251	4,713,024
Less accumulated depreciation	(1,951,206)	(1,768,050)

Net property and equipment	2,752,045	2,944,974

OTHER ASSETS
Intangible rights	183,298	182,028
Less Accumulated Amortization	(99,631)	(74,064)

Total Other Assets	83,667	107,964

TOTAL ASSETS	$ 5,115,328	$ 6,731,688

CURRENT LIABILITIES

Current Portion long-term debt	$ 354,258	$ 313,352
Line of credit	431,617	374,977
Accounts Payable, trade	878,485	1,307,786
Customer Deposits	184,083	-
Other current liabilities	118,792	113,426

Total Current Liabilities	1,967,235	2,109,541

Long-term debt, net of current portion	3,632,304	3,943,965

Total Liabilities	5,599,539	6,053,506

SHAREHOLDERS' EQUITY

Preferred Stock--Class A ($100 par value; 40,000 shares authorized;
0 issued and outstanding)
Preferred Stock--Class B ($100 par value; 1,000,000 shares authorized;
89 and 0 issued and outstanding)	8,900	-
Common Stock ($.001 par value; 75,000,000 shares authorized;
15,282,507 and 12,000,000 issued and outstanding, respectively)	15,282	12,000
Paid in Capital	422,151	666,182
Retained Earnings (Deficit)	(930,544)	-

Total Equity	(484,211)	678,182

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 5,115,328	$ 6,731,688

The accompanying notes are an integral part of these consolidated financial statements

.

Sea Star Group, Inc.
Consolidated
Statements of Operations
For the years ended December 31, 2009 and 2008

	(As Restated)	(As Restated)
	2009	2008

REVENUES
Products	$ 4,597,197	$ 6,627,224
Services	74,052	252,785
TOTAL REVENUES	4,671,249	6,880,009

COST OF REVENUES
Products	3,664,165	5,135,362
Services	57,020	194,644
TOTAL COST OF REVENUES	3,721,185	5,330,006

Selling, general and administrative expenses	2,254,736	1,508,687

Income (loss) from operations	(1,304,672)	41,316

OTHER INCOME(EXPENSES)
Interest Income	1,140	5,810
Interest Expense	(127,140)	(136,627)
Other Income	-	28,750
	(126,000)	(102,067)

Loss before income taxes	$ (1,430,672)	$ (60,751)

Provision for income taxes	-	-

Net Loss	$ (1,430,672)	$ (60,751)

Loss per share
Basic	$ (0.09)	$ (0.01)
Diluted	$ (0.09)	$ (0.01)
Weighted average shares outstanding
Basic	15,282,507	12,000,000
Diluted	15,282,507	12,000,000

The accompanying notes are an integral part of these consolidated financial statements

.

Sea Star Group, Inc.
Consolidated
Statements of Shareholders' Equity
For the years ended December 31, 2009 and 2008

							Additional
	Class A Preferred		Class B Preferred		Common Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Total

Balance, January 1, 2008 (As Restated)	-	$ -	-	$ -	12,000,000	$ 12,000	$ 2,501,437	$ -	$ 2,513,437

Distributions to shareholders							(43,604)
Accumulated Deficits from common owned entities							(1,730,900)
Net Loss							(60,751)

Balance, December 31, 2008 (As Restated)	-	$ -	-	$ -	12,000,000	$ 12,000	$ 666,182	$ -	$ 678,182

Net Loss (January 1, 2009 to August 13, 2009)							(500,128)
Paid in Capital - Reverse Recapitalization							(2,784)
Shares Acquired- Reverse Recapitalization			89	8,900	1,032,507	1,032	(9,932)
Shares Issued - General Manager					600,000	600	(600)
Shares Issued - Consideration for Majority Control					450,000	450	(450)
Shares Issued - Advisory Services					1,200,000	1,200	178,800
Accumulated Income from common owned entities							$ 216,497
Net Loss (August 14, 2009 to December 31, 2009)								(930,544)

Distributions to shareholders							(125,434)

Balance, December 31, 2009 (As Restated)			89	$ 8,900	15,282,507	$ 15,282	$ 422,151	$ (930,544)	$ (484,211)

The accompanying notes are an integral part of these consolidated financial statements

.

Sea Star Group, Inc.
Consolidated
Statements of Cash Flows
For the years ended December 31, 2009 and 2008
	(As Restated)	(As Restated)

	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$ (1,430,672)	$ (60,751)
Adjustments to reconcile net loss to net cash provided(used) by operating activities :
Depreciation and amortization	322,871	430,498
Accumulated Capital from Common Owned Entities	216,497
Value of stock issued for advisory services in connection with merger	180,000	-

Changes in assets and liabilities:

Decrease (Increase) in Accounts Receivable	178,857	(198,442)
Decrease (Increase) in Inventory	1,174,489	(95,422)
Decrease (Increase) in Other Current Assets	27,323	(46,004)
(Increase) Decrease in Loan Fees Paid	(1,270)	-
Increase (Decrease) in Accounts Payable	(429,301)	(426,890)
Increase (Decrease) in Customer Deposits	184,083
Increase (Decrease) in Other Current Liabilities	5,366	74,824

Net cash provided (used) by operating activities	428,243	(322,187)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of Property and Equipment	(107,159)	(353,702)
Net cash (used) by investing Activities	(107,159)	(353,702)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from Line of Credit	3,175,721	6,036,218
Payments on Line of Credit	(3,119,081)	(5,987,162)
Advances from Long-term debt	24,000	659,617
Long-term debt payments	(294,755)	(254,521)
Shareholder Distributions	(125,434)	(43,604)

Net cash provided (used) by financing activities	(339,549)	410,548

Net cash increase (decrease) for period	(18,465)	(265,341)

Cash at beginning of period	61,731	327,072
Cash at end of period	$ 43,266	$ 61,731

Supplemental Disclosures of Cash Flow Information:

Cash paid during the period for:

Interest Paid	$ 113,440	$ 136,627
Taxes Paid	$ -	$ -

Non cash investing and financing activities

Stock issued for advisory services in connection with merger	$ 180,000	$ -

The accompanying notes are an integral part of these consolidated financial statements

.

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2009 and 2008

Note 1 - Organization

Riley Technologies, LLC

Riley Technologies, LLC (“Riley”), a North Carolina LLC, specializes in the engineering, design, manufacture and competition of complete racing cars, as well as prototype development for racing and manufacturing applications. Riley has been designing and building championship racecars since 1990 for competitors in the Prototype, IRL and Trans Am series. In September 2006, Riley relocated its manufacturing plant from Indianapolis, Indiana to Mooresville, North Carolina.

Sea Star Group, Inc.

Sea Star Group, Inc. was originally incorporated in the state of Delaware on May 9, 1986, as Guaranteed Tune Up. In January 2001, it acquired Advanced Orbital Services, Inc. and changed its domicile to Nevada.  On August 30, 2001, it changed its name to Advanced Orbital Services, Inc.  On May 23, 2006, it changed its name to SunVesta, Inc. On October 9, 2006, it changed its name to Sea Star Group, Inc. (“Sea Star”) During 2006 to 2008, Sea Star worked toward acquiring and developing property in Costa Rica. Sea Star incurred expenditures but was unable to secure adequate financing to pursue this business plan and lost its property. As of December 31, 2008, the only asset was cash in the bank that was loaned from a shareholder. Therefore, Sea Star was considered a public shell in that it only had cash on hand and no significant ongoing operations or revenue producing activities.

Reverse Recapitalization and Plan of Acquisition

On August 13, 2009, Sea Star entered into an acquisition agreement with the shareholders of Riley. The transaction was deemed a capital transaction, implemented through a reverse recapitalization.

Accordingly, financial statements have been retroactively restated as if the merger was consummated on January 1, 2008. The cost basis of the assets and liabilities of Riley are maintained in the consolidated financial statements. The historical records presented through December 31, 2009, which includes our consolidated statements of operations, consolidated statements of shareholders’ equity, and consolidated statements of cash flows, are those of Riley.

Under the terms of the merger, consideration exchanged was solely stock of Sea Star. No funds were received by Riley from Sea Star.

Riley became a wholly owned subsidiary through the issuance of shares. No debts or obligations of Sea Star were assumed by Riley.

Following the merger, Sea Star continued as the surviving corporation and the separate corporate existence of Riley ceased. The merged entity is known as Sea Star Group, Inc. (the “Company”) and trades on the over-the-counter Grey Market as SGQZ.

.

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2009 and 2008

Merger Related Transactions

As stated above, the transaction is treated as a reverse acquisition of a public shell and accounted for as a reverse recapitalization of Sea Star rather than a business combination. The historical financials statements of Sea Star are the historical financial statements of Riley. Additionally, historical shareholders’ equity of Riley has been restated to reflect the reverse recapitalization and shares received in the transaction. Immediately prior to entering into the Merger Agreement, Sea Star effected a 9 for 1 reverse split of its common and preferred stock reducing its issued and outstanding shares of common stock from 9,288,853 to 1,032,507 and reducing the outstanding shares of preferred stock from 800 shares to 89 shares.

In the merger, 12,000,000 common shares of Sea Star were issued to the shareholders of Riley in exchange for shares owned in Riley.

600,000 shares were issued to the general manager of Riley.

450,000 shares were issued to the majority shareholders of Sea Star for consideration of majority control.

1,200,000 shares were issued to an advisory firm for services related to the merger of Sea Star and Riley. The shares were valued at .15 per share (market price at date of issuance) for a total expense of $180,000.

Going Concern

The financial statements of Sea Star have been prepared using accounting principles applicable to a going concern, which assumes realization of assets and settlement of liabilities in the normal course of business. Sea Star incurred losses of $1,430,672 and $60,751 in 2009 and 2008, respectively. The current worldwide recession has led to a decrease in revenues and management has reduced labor charges and overhead expenses in response to the decrease in revenues.

Management of Sea Star has a plan to increase working capital through equity financings, working with its lenders to restructure debt obligations due in the short-term, (12 months or less), and increase revenues as the motorsports industry recovers from the current worldwide recession.

The ability of Sea Star to continue as a going concern is dependent upon the success of management’s actions mentioned above and the economic recovery of the motorsports industry as a whole. There can be no assurance that Sea Star will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should Sea Star be unable to continue as a going concern.

Common Stock

The Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, with a par value of $0.001. 15,282,507 shares of common stock are outstanding as of December 31, 2009.

Preferred Stock

There are 2 classes of preferred stock currently authorized by the company, consisting of 40,000 authorized shares of Class A and 1,000,000 authorized shares of Class B preferred each $100 par value.  Class A shares have not been issued and 89 Class B preferred shares have been issued.

.

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2009 and 2008

Preferred Stock (cont.)

The number of shares of Class B preferred stock was reduced from 800 shares to 89 shares as a result of a reverse stock split that occurred prior to the acquisition of Riley.

Series A

Series A preferred shares have been authorized, but no rights or preferences have been established, and no Series A preferred shares have ever been issued.

Series B

Series B shares have the following rights:  a) preference upon liquidation, b) redemption rights, c) preferred voting for the election of directors to the Board of Directors, d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders and e) conversion rights to convert shares of Series B into common stock.  These shares are not entitled to dividends.

Conversion:  Each Series B preferred is convertible into 20 shares of common stock at $5.00 per share.  Series B preferred shareholders who convert 5 shares of common or more in any calendar year shall earn Options as described hereto.

e.

Year one of ownership, the Series B preferred shareholder has the option to purchase fifteen shares of common stock at $3.00 per share.

f.

In each of the second year and third year of ownership, the Series B preferred shareholder has the option to purchase 10 shares at the higher of (i) $3.00 per share, or (ii) the average of the 15 lowest closing day prices as reported by NASDAQ during the proceeding calendar year.

g.

At the conclusion of the fourth year of ownership, (Dec 2009), all remaining shares should be converted into common stock at $5.00 per share.  In the event they are not converted, the company, upon 30 days notice, shall have the right to purchase said shares.

h.

As of April 2010, zero (0) Series B Preferred shares have been converted to common shares

Employee Stock Option Plan

The company has not adopted any kind of stock option plan for its employees. However, the company has issued 600,000 options to purchase Sea Star stock, for a period of one year at a price of $1.00 per share to management and outside advisors.

Former Directors of Sea Star, before the reverse merger on August 13, 2009, have the option to acquire 1,500,000 shares at $1.00 for a period of one year; 600,000 shares for a period of two years at $2.50 per share, and 600,000 shares at a price of $5.00 per share for a period of five years.

All options for are exercisable in 25,000 share increments.

Note 2 -Summary of Significant Accounting Policies

The significant accounting principles are as follows:

.

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2009 and 2008

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America (GAAP).

Segment reporting

The company currently operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and assumptions are based on management's judgment and available information and, consequently, actual results could be different from these estimates.

Cash and cash equivalents

The company considers all investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents were $0 as of December 31, 2009 and 2008. Cash was $27,827 and $77,659, of which $0 was restricted as of December 31, 2009 and 2008, respectively. As of December 31, 2009, the company had $27,827 of cash that was federally insured.

Accounts Receivable

Trade receivables are carried at original invoice amount less an estimate made for doubtful accounts. The company offers credit terms to a few of its customers and requires no collateral. The majority of its customers pay as work is completed without credit terms. Purchasers of racecars pay an upfront deposit.  The company performs ongoing credit evaluations of its customers’ financial condition and maintains an allowance for doubtful accounts based upon historical collection experience and expected collectability of all accounts receivable. The company’s allowance for doubtful accounts, which is determined, based on historical experience and a specific review of customer balances was $325,000 and $296,000 as of December 31, 2009 and 2008, respectively. The allowance is primarily for related party receivables greater than 90 days past due. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are reestablished as an accounts receivable with a related allowance.

Related party receivables relate to sales of race cars and parts sold R&R Motorsports and Riley Motorsports during 2008 and during the first quarter of 2009. The related parties are reducing the receivable balances when cash is received from product sales.

Inventories

Inventories are stated at the lower of cost or market with cost determined substantially on a first-in, first-out basis. Cost is determined by using actual costs where applicable or standard costs which approximate actual cost. Obsolete and rework quantities of inventory are reduced to net realizable value.

Research and Development

Research and development expenses include direct costs for wages, benefits, and materials, and are expensed as incurred for new racecar development and designs.

Research and Development expenses for 2009 were $802,851 and $16,000 for 2008.

.

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2009 and 2008

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.

Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets ranging from 3 to 39 years. Depreciable lives by asset group are as follows:

Useful Life

  (Years)

Software

      3

Land Improvements

     15

Vehicles

  3 - 5

Building and improvements

  7 - 39

Machinery and equipment

              5 - 10

Depreciation expense for the years ended December 31, 2009 and 2008 was $297,304 and $418,998, respectively.

Maintenance and repairs are charged to costs and expenses as incurred. The cost and accumulated depreciation of property and equipment sold or otherwise retired are removed from the accounts and any related gain or loss on disposition is reflected in net income or loss for the period.

Intangible Assets

Intangible assets consist of Race Car design drawings and Loan Fees paid in advance and are stated at cost. Amortization is computed for financial reporting purposes over the following estimated useful lives of the intangible assets by straight-line. Race Car design drawings are amortized over 5 years (the approximate life cycle of some race car designs) and Loan Fees paid in advance are amortized over the life of the loan.  Intangible Assets are reviewed on an annual basis and if the asset is considered obsolete, the remaining value is reduced to zero value.

As of December 31, 2009 and 2008, unamortized Intangible Assets totals consisted of the following:

2009

2008

Loan Fees

$ 74,622

          $ 97,586

Designs/Drawings

    9,045                                       10,378

   83,667                                    107,964

Useful Life

  (Years)

Intangible costs

      5-15

Amortization expense for the years ended December 31, 2009 and 2008 was $25,567 and $11,500 respectively.

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SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2009 and 2008

Dividends

The company has not yet adopted any policy regarding payment of dividends. Shareholders received distributions during 2009 and 2008 for income taxes related to the Riley entity.

Impairment of Long-lived Assets

The company periodically reviews its long-lived assets, including definite-lived intangible assets, for impairment when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The company evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The carrying value of a long-lived asset is considered impaired when the anticipated cumulative expected undiscounted cash flows of the related asset or group of assets is less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the estimated fair market value of the long-lived asset. There were no impairment losses recognized during the year ended 2009 or 2008.

Revenue Recognition

The company derives the majority of its revenue from the sale of race cars and parts. The company also receives revenue from consulting and engineering.

The company recognizes revenue for the sale of a race car when the race car is delivered to the customer. The company requires an upfront payment of one-third of the total purchase price, one-third when race car is 50% complete, and the final one-third in full before delivery. The upfront payments are classified as a current liability until the race car is delivered and accepted by the customer. Engineering services provided at delivery of race car is expensed when company delivers race car to customer.

The sale of parts is recognized at the time of shipment to the customer.

Revenue related to consulting and engineering services is recognized as services are performed.

Income Taxes

As part of the process of preparing financial statements, the company is required to estimate income taxes. This process involves estimating the company’s actual current income tax exposure together with assessing temporary differences resulting from differing treatment of items for income tax and financial accounting purposes.  These temporary differences result in deferred tax assets and liabilities, the net amount of which is included in the company’s balance sheet.  When appropriate, the company records a valuation allowance to reduce its deferred tax asset to the amount that the company believes is more likely than not to be realized.  Key assumptions used in estimating a valuation allowance include potential future taxable income, projected income tax rates, expiration dates of net operating loss and tax credit carry forwards, and ongoing prudent and feasible tax planning strategies.  At December 31, 2009, the company had fully reduced its net deferred tax assets by recording a valuation allowance of $2,218,349. If the company were to determine that it would be able to realize its deferred tax assets in the future in excess of the net recorded amount, an adjustment to reduce the valuation allowance would increase income in the period such determination was made.

Advertising costs

The company expenses all advertising as incurred.   For the years ended December 31, 2009 and 2008 the company incurred $4,877 and $22,625 in advertising expenses respectively.

.

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2009 and 2008

Loss Per Common Share

The computation of basic loss per common share is based on the weighted average number of shares outstanding during each year, which includes unissued and vested restricted stock shares deemed as participating securities.

The computation of diluted loss per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents which would arise from the exercise of dilutive stock options outstanding using the treasury stock method and average market price per share during the year. No options were included in the computation of weighted average number of shares because the effect would have been anti-dilutive.

Concentration of Credit Risk

Financial instruments that potentially subject the company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the company offers credit terms to a few of its customers and requires no collateral. The majority of its customers pay as work is completed without credit terms.  Purchasers of racecars pay an upfront deposit. Accordingly, the company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management’s expectations

The company maintains its cash in bank deposit accounts. At times, the bank deposits may exceed federally insured limits. The company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in its cash deposits.

Fair Value of Financial Instruments

The company’s financial instruments consist of cash, receivables, payables, line of credit and long-term debt. The carrying amount of cash, receivables, and payables approximates fair value because of the short-term nature of these items. The carrying amounts of the line of credit and long-term debt approximate fair value as the individual borrowings bear interest at rates that approximate market interest rates for similar debt instruments.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (the “Codification”). This guidance establishes the FASB ASC as the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. The company’s adoption of this guidance did not have an impact on the company’s financial position, results of operations, or cash flows. Previous references to GAAP standards prior to the Codification are no longer used in the company’s financial disclosures.

In April 2009, the FASB issued an update to ASC Topic 820, Fair Value Measurements and Disclosures, to provide additional guidance on estimating fair value when the volume and level of transaction activity for an asset or liability have significantly decreased in relation to normal market activity for the asset or liability. Additional disclosures are required regarding fair value in interim and annual reports.

The company’s adoption of this guidance did not have a significant impact on the company’s financial statements.

.

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2009 and 2008

Recent Accounting Pronouncements (cont.)

In May 2009, the FASB issued ASC Topic 855, Subsequent Events, which provides guidance on events that occur after the balance sheet date but prior to the issuance of the financial statements. This guidance distinguishes events requiring recognition in the financial statements and those that may require disclosure in the financial statements. Furthermore, ASC Topic 855 requires disclosure of the date through which subsequent events were evaluated. The company’s adoption did not have a significant impact in the company’s financial statements.

In October 2009, the FASB issued new revenue recognition standards for arrangements with multiple deliverables. The new standards permit entities to use management’s best estimate of selling price to value individual deliverables when those deliverables do not have vendor specific objective evidence of fair value or when third-party evidence of selling price is not available. Additionally, these new standards modify the manner in which the selling price is allocated across the separately identified deliverables by no longer permitting the residual method of allocating the selling price. The requirements of these new standards are to be applied prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, although early adoption is permitted. The company is currently evaluating the impact of adopting these new standards on our financial position, results of operations, and cash flows.

Note 3 - Stock Options

During the year ended December 31, 2009, options to purchase 3,300,000 shares of the company’s common stock were issued to management, outside advisors, and former directors, with exercise prices ranging from $1.00 to $5.00 per share. The company estimated the grant-date fair value of these options using the Black-Scholes option pricing model with the following assumptions:

Expected dividend yield

0.00%

Expected stock price volatility

5.92%

Risk free interest rate

1.14%

Expected life of options

1 to 5 years

The weighted average fair value of options granted during 2009 was $0.02.

The following table summarizes the stock option activity during 2009:

Aggregate
		Exercise		Intrinsic
	Options	Price	Term	Value

Outstanding at January 1, 2008	-
Granted August 2009	2,100,000	$ 1.00	1 yr	$ 54,600
	600,000	$ 2.50	2 yrs	$ -
	600,000	$ 5.00	5 yrs	$ -

Exercised	-			-
Expired	-			-
Forfeited	-			-

Outstanding at December 31, 2009	3,300,000			$ 54,600

Options vested and exercisable at
December 31, 2009	3,300,000			$ 54,600

.

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2009 and 2008

Note 3 - Stock Options (cont.)

The aggregate intrinsic value (calculated as the difference between the market value and the exercise price of the shares) in the table below represents the total pretax intrinsic value, based on the company’s closing stock price of $1.00 as of December 31, 2009, which would have been received by the holders of in-the-money options had the option holders exercised their options as of that date.

Note 4 -Accounts Receivable

Accounts receivable consist of the following:

	December 31
	2009	2008

Trade Receivables	$451,728	$630,585

Note 5 - Inventory

Inventory at December 31, 2009, and 2008 consisted of:

	December 31
	2009	2008

Finished Goods	$ 615,756	$ 609,955
Raw Materials	190,184	142,839
Work in Process	955,703	2,183,338
	$1,761,643	$2,936,132

.

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2009 and 2008

Note 6 - Income Taxes

The company uses the asset and liability method of accounting for income taxes. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due or refundable plus deferred income tax assets and liabilities. Deferred income tax assets and liabilities are recorded to recognize the income tax effect of the temporary differences in the method of reporting various items of income and expenses for financial reporting purposes and income tax purposes.

The deferred income tax assets and liabilities at the end of the year are determined using the statutory tax rates expected to be in effect when the taxes are actually due or refundable.

The benefit (provision) for income taxes is different than amounts which would be provided by applying the statutory federal income tax rate to (loss) income before income taxes for the following reasons:

	December 31
	2009	2008

Income tax benefit at statutory rate (Federal 34%, State 5.9%)	$ 196,853	$ 24,240
Meals and entertainment	(990)	-

Change in Valuation allowance	(195,863)	(24,240)
	$ -	$ -

Deferred tax assets (liabilities) are comprised of the following:

	December 31
	2009	2008
Deferred tax assets:
Net operating loss carry forwards	$ 1,990,631	$1,497,264
Depreciation and amortization	52,776
Allowance for doubtful accounts	108,000
Section 263A adjustment	66,942

	2,218,349	1,497,264
Less valuation allowance	(2,218,349)	(1,497,264)

Net deferred taxes	$ -	$ -

At December 31, 2009, the company has a net operating loss carry forward available to offset future taxable income of $1,990,631, that may be offset against future taxable income from the year 2010 through 2025. If substantial changes in the company’s ownership should occur, there would also be an annual limitation of the amount of the net operating loss carry forward which could be utilized.

.

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2009 and 2008

Note 6 - Income Taxes (cont.)

Before August 2009, the company acquired, Riley, was taxed as a partnership and all income was passed through to members personal income taxes, therefore Riley did not incur any income tax expense prior to August 2009.

Accounting for Uncertainty in Income Taxes

The company adopted changes issued by FASB which prescribed a recognition threshold and measurement attribute for financial statement recognition and measurement of an uncertain tax position taken or expected to be taken in a tax return. Under the guidance, an uncertain income tax position must be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority.

At the adoption date of January 1, 2007, the company had no recognized tax benefit which would affect the effective tax rate, if recognized. There has been no significant change in the unrecognized tax benefit from the date of adoption through the year ended December 31, 2009.

The company classifies interest and penalties arising from the underpayment of income taxes under selling, general and administrative expenses. As of December 31, 2009, the company had no accrued interest or penalties related to uncertain tax positions.

The company is not currently under examination by any federal or state taxing authority.

Note 7 - Loss per common share

Loss per share presented for the years ended December 31, 2009 and 2008 have been retroactively restated due to the reverse recapitalization transaction with Riley. The retroactive restatement is based on historical average number of weighted-average shares outstanding for the periods presented, adjusted for shares issued in the reverse recapitalization transaction.

	December 31,
	2009	2008
Numerator

Income (loss) per share	($1,430,672)	($60,751)

Denominator

Weighted average shares
Outstanding	15,282,507	12,000,000

Stock options issued at merger -
August 13, 2009	3,300,000

Fully Diluted Shares	18,582,507	12,000,000

Earnings (loss) per share
Basic & Diluted	(0.09)	(0.01)

The foregoing fully diluted shares were not used in the calculation of diluted net loss per common share because their inclusion would have been anti-dilutive as of December 31, 2009.

.

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2009 and 2008

Note 8 - NOTES PAYABLE and LONG-TERM DEBT

The company’s notes payable and long-term debt consisted of the following:

	December 31
	2009	2008
Line of Credit

Short-term borrowings from a financial institution secured by Accounts Receivable, inventory, real estate and equipment. Advances under the line bear interest at a variable rate of the bank’s prime rate plus .25%. Maximum borrowings under the line of credit at December 31, 2009 were $803,046. The line of credit is personally guaranteed by the officers of the Company.

	$ 431,617	$ 374,977

Related Parties

Note payable with interest rate of 5% to officers,	$ 274,000	$ 275,000
interest only until May 2015

Note payable with interest rate of 2% to officers, due May 2015	387,613	378,513

Long-Term Debt – Banks

Note payable to a bank in 60 monthly installments of $7,968 including interest at 7.25%, secured by equipment	266,023	377,001

Note payable to bank in 60 monthly installments of $7,178
Including interest at 7.0%, balance due Sept 2011, secured by
equipment	471,226	427,474

Note payable to a bank in 60 monthly installments of $1,478, including Interest at 6.4%, balance due July 2010, secured by a Toterhome-RV.	87,700	99,329

Bonds payable to bank escrow account, including one annual principal Payment due November 1 and interest paid monthly at a variable rate of 1.44% as of Dec 31, 2009, secured by building and equipment.	2,500,000	2,700,000
	3,986,562	4,257,317

Less current portion	(354,258)	(313,352)
	$ 3,632,304	$ 3,943,965
Maturity of long-term debt:
2010	354,258
2011	676,404
2012	276,909
2013	878,991
2014	100,000
Thereafter	1,700,000
	3,986,562

.

SEA STAR GROUP, INC.

Notes to Consolidated Financial Statements

  For the Year Ended December 31, 2009 and 2008

Note 9 - Lease Commitments

The company has a month-to-month operating lease for the building it occupies. Total rent expense for this operating lease for 2009 and 2008 was $200,000 and $204,572 respectively.

Note 10 – Related Party Transactions

The company paid rent to R&S Holdings, LLC, owned by the same members as Riley for the lease of its North Carolina facility. Rent paid in 2009 and 2008 was $200,000 and $204,572, respectively.

The company incurred Notes Payable with an interest rate of 5% with officers of Riley in the amounts of $100,000 and $150,000 and $24,000. All three notes are payable in 5 years.

The company is also affiliated with two other entities, R & R Motorsports, LLC and Riley Motorsports, LLC through common ownership.

R&R Motorsports, LLC

	2009	2008
Due From	$ 0	$ 56,861
Sales	0	6,639

Riley Motorsports, LLC

Due From	$ 538,949	$553,063
Sales	0	2,046,219

Note 11 – Subsequent Events

On January 1, 2010, ownership interests of entities under common control were transferred to the Company for no consideration .The transfer of net assets from Riley Motorsports, LLC, R & R Motorsports, LLC and Riley Services, Inc. to Sea Star resulted in a change of reporting entity; as such, the accounting method used to account for the combination is similar to the pooling of interest method.  The financial statements have been restated as of December 31, 2009 and 2008 as if the  entities under common control had been consolidated as of December 31, 2008.

Management's discussion and analysis of
financial condition and results of operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements, related notes, and other detailed information as of December 31, 2009 and 2008, included elsewhere in this prospectus. Our financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), and contemplate that we will continue as a going concern.  This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “risk factors”, “description of business”, and elsewhere in this prospectus.

Overview

Our business is conducted solely through our wholly-owned subsidiary, Riley.  Riley is an engineering, design, and manufacturer of race cars and race car parts.  Revenues are generated through the sale of complete race cars and race car parts. The Company currently supplies 30 active race teams that compete on a regular basis and another 14 that compete on a part- time basis.  None of the current customer race teams represents more than 5% of the total revenues.

Riley Sales Process

A customer presents a request and thereby sets a goal to be obtained such as increased horsepower, safety or improved aerodynamics.  In some cases, the process begins from a computer generated depiction of the car, which is developed and designed.  Parts are then built or modified according to design drawings, or purchased from third-party vendors to achieve the customer’s objective of higher performance racing results.  Conservatively, we estimate that at least 80 percent of the components and parts for our race cars are manufactured by Riley.

In other situations, we begin with a stock production car, and modify the design to meet strict racing series rules and regulations for delivery of a driver-ready race car.  Components may be dictated by the racing sanctioning body, and we will produce and include said components according to those requirements.

At each test or racing event, newly engineered solutions are being tried and tested.  Successful solutions are communicated to other customer race teams, potentially resulting in new part sales and, ultimately, new car sales.

Pricing for a driver- ready, race specified car is a flat fee, with some upgrade, prepaid options available.  Otherwise, custom design services and final production are individually calculated and offered on a prepaid basis.

We dispatch a semi-truck with personnel to each racing event capable of offering on-site repairs for any damaged cars, or those cars seeking modification.  We also offer at-the-racetrack engineering services for customer race teams.

Revenues

The Company generated revenues of $4,671,249 and $6,880,009 for the years ended December 31, 2009 and 2008, respectively, a 32.10% decrease. The decrease in revenues is due to the following factors, (1) customer race teams reduced purchases in 2009 due to the economic environment, (2) previous race cars sold have performed well, and customer race teams did not upgrade in 2009, (3) race teams have lost sponsorships and race team budgets were decreased in 2009.

Sales of Race Cars represented 38% of revenues in 2009 and Parts sales represented 60% of revenues in 2009. Parts sales are sold at a higher gross margin than race cars.

For the three months ended March 31, 2010, revenues increased $253,604 as compared to the three months ended March 31, 2009 based on new race car sales and additional parts.

As of March 31, 2010, the Company had $38,000 in customer deposits on hand for race car purchases. The turnaround time for a race car to be delivered to the customer is typically 8 weeks unless customer changes are made during the process.

Operating and General & Administrative Expenses

Operating expenses of the Company totaled $2,254,736 and $1,508,687 for the years ended December 31, 2009 and 2008, respectively. The increase in operating expenses is based on $802,851 spent in 2009 for research and development for the new track day car, Camaro GS and GT4, and $180,000 expensed for stock issued to advisory firm in 2009.

For the three months ended March 31, 2010, selling, general and administrative expenses increased $62,805 as compared to the three months ended March 31, 2009 due to increased payroll , travel  and professional fees.

Liquidity and Capital Resources

The Company incurred net losses of $1,430,672 and $60,751 during 2009 and 2008, respectively.  As of December 31, 2009, the Company had current assets of $2,279,616, including cash of $43,266, and current liabilities of $1,967,235. Management expects to need $5,000,000 to fully implement its business plan, including the development of its new divisions.  If the full amount is not raised, management will reduce expansion and divisions accordingly.  Management believes that its existing cash combined with funds available from the credit facility, advances from officers and potential debt restructuring from the banks, will be sufficient to fund planned operations at current revenue levels for the next twelve months.  However, there is no guarantee that our officers will advance money as may be required.  The Company will require additional cash, either from equity stock sales, cash advances from stockholders and officers or debt restructuring to meet our financial needs and our long-term goals of expanding our business. The Company may not be able to obtain additional financing, either in the form of debt or equity sales, and there are no guarantees that, if such financing is obtained, it will be available to us on reasonable terms. If we are able to obtain additional financing or structure strategic relationships in order to fund existing or future projects, existing stockholders will likely experience further dilution of their percentage ownership of the Company. However, there can be no assurance that operations and operating cash flows will continue at the current levels or improve in the near future. If the Company is unable to continue profitable operations and obtain positive operating cash flows, it may need to seek additional funding or be forced to scale back its development plans or to significantly reduce or terminate operations. The Company does not have any guarantees or agreements with stockholders obligating them to make additional cash advances.  If sufficient funds are not raised through this Offering, and if additional funding cannot be secured, the Company will decrease its operations and may cease to operate.

As of June, 2010, the current monthly “burn rate” for the Company is $215,000 for fixed costs and debt payments.  Management believes it can meet its costs and payments for a period of twelve months based on a cash forecast and maintaining its current revenue amounts.

Income Taxes

The Company is not currently under examination by any federal or state taxing authority.

For the years ended December 31, 2009, and 2008, the Company had a zero (0) income tax expense.

Long-Term Debt

The Company, through its wholly-owned subsidiary Riley, has a note payable to a bank (Branch Banking & Trust, Wilson, North Carolina) in 60 monthly installments, including interest at 7.25%, secured by equipment, in the amount of $266,023, as of December 31, 2009.

The Company, through its wholly-owned subsidiary Riley, has a note payable to a bank (SunTrust Bank, Atlanta, GA) in 60 monthly installments of $1,478, including interest at 6.4%, secured by a Toterhome-RV.  The balance is due July 2010.  Balance as of December 31, 2009 is $87,700.

The Company, through its wholly-owned subsidiary Riley, has a note payable to a bank (SunTrust Bank, Atlanta, GA) in 60 monthly installments, including interest at 7.0% of $7,178, secured by equipment and personally guaranteed by majority shareholders, Robert and William Riley.  The balance is due September 2011.  Balance as of December 31, 2009 is $471,226.

The Company has due, $274,000 to related parties at an interest rate of 5%.  The Company makes interest only payments until the loan is due 2013.  Please see the section entitled Related Party Transactions for additional information.

The Company has due $387,613 to related parties at an interest rate of 2%.  The Company makes interest only payments until the loan is due in 2013.  Please refer to the section, Related Party Transactions for additional information.

The Company, through Riley, has bonds payable to a bank escrow account, including one annual principal payment due November 1, and interest at 1.44% as of December 31, 2009, paid monthly at a variable rate.  This is secured by our building and equipment.  Total due as of December 31, 2009 is $2,500,000.

The Company has a short-term line of credit with a bank secured by accounts receivable, inventory, real estate and equipment. Interest is calculated at the bank’s prime rate plus .25%. As of December 31, 2009 the balance due was $431,617.

 The following table illustrates the contractual obligations of the Company as of December 31, 2009:

Contractual Obligations	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term Debt Obligations	$3,324,949	$ 354,258	$1,019,682	$251,009	$1,700,000
Line of Credit	$ 431,617	$ 431,617
Related Party-Note Payable	$ 661,613			$661,613
Future Interest Payments-*	$ 660,000	$ 120,000	$224,000	$ 176,000	$ 140,000
Total	$4,219,340	$ 905,875	$772,456	$701,009	$1,840,000
* interest rates are variable

•

Interest on debt is variable and future interest payments were calculated for the table above using current interest rates as of December 31, 2009.

Critical Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles of the United States (“GAAP”) requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. The SEC has defined a company’s critical accounting policies as the ones that are most important to the portrayal of the company’s financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies and judgments addressed below. We also have other key accounting policies, which involve the use of estimates, judgments, and assumptions that are significant to understanding our results. For additional information, see our notes to financial statements. Although we believe that our estimates, assumptions, and judgments are reasonable, they are based upon information presently available. Actual results may differ significantly from these estimates under different assumptions, judgments, or conditions. Our critical accounting policies are described below.

Revenue Recognition

The Company derives the majority of its revenue from the sale of race cars and parts. The Company also receives revenue from consulting and engineering.

The Company recognizes revenue for the sale of a race car when the race car is delivered to the customer. The Company requires an upfront payment of one-third of the total purchase price, one-third when race car is 50% complete, and the final one-third in full before delivery. The upfront payments are classified as a current liability until the race car is delivered and accepted by the customer.  The Company will assist the customer with the initial set-up of the race car and after customer is satisfied, future engineering services are invoices to the customer as incurred.

The sale of parts is recognized at the time of shipment to the customer.

Revenue and cost related to consulting and engineering services is recognized as services are performed.

Stock Options

The Company uses the Black-Scholes option pricing model to determine the fair value of stock options. The determination of the fair value of options is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. These variables include our expected stock price volatility over the expected term of the options, stock option exercise behaviors, the risk-free interest rate, estimated forfeitures, and expected dividends.

The Company estimates the expected term of stock options using the weighted average method. Volatility is based on historical price volatility. Risk-free interest is based on short term Treasury bill rates and the Company does not anticipate paying any cash dividends in the foreseeable future and therefore use an expected dividend yield of zero in the option pricing model.

The Company is required to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates. No historical data exists for forfeitures as of December 31, 2009, and estimated forfeitures were not calculated for 2009.

Accounts Receivable

Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. The Company offers credit terms on the sale of its products to a select few of its customers and requires no collateral from these customers. The Company performs ongoing credit evaluations of its customers’ financial condition and maintains an allowance for doubtful accounts based on historical collection experience and expected collectability of all accounts receivable. The Company’s allowance for doubtful accounts is determined based on historical experience and specific review of customer balances.

Inventory

The Company’s inventory consist of raw materials, (materials used in the production of parts and race cars), work in process, (race cars in production), and finished goods, (parts and race car components)

The Company manufactures inventory in-house and relies on multiple vendors within its supply-chain and has the ability to order parts and components from various vendors to avoid disruption in the production of race cars.

Market value is based on current market demands and the Company will reduce the value of a part or race car component if the demand has decreased

The inventory of the Company will turnover each racing season due to customer demands for newer and better performing parts and race car components as engineering advances are made.

The Company will also include some “rework” items in its inventory. “Rework” relates to parts and components that have been reworked in the shop from its original state into the desired configuration.

Obsolescence of inventory is generally not a consideration.  As newly designed parts are released older designs are discounted to turn the inventory.

Impairment of Long-Lived Assets

The Company periodically reviews its long-lived assets, including definite-lived intangible assets, for impairment when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The Company evaluates, at each balance sheet date, whether events and circumstances have occurred which indicate possible impairment. The carrying value of a long-lived asset is considered impaired when the anticipated cumulative undiscounted cash flows of the related asset or group of assets is less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the estimated fair market value of the long-lived asset.

During 2009 and 2008, the Company did not have any impairment of its long-lived assets.

Income Taxes

As part of the process of preparing financial statements, the Company is required to estimate income taxes in each of the jurisdictions in which it operates. This process involves estimating the Company’s actual current income tax exposure together with assessing temporary differences resulting from differing treatment of items for income tax and financial accounting purposes. These temporary differences result in deferred tax assets and liabilities, the net amount of which is included in the Company’s balance sheet. When appropriate, the Company records a valuation allowance to reduce its deferred tax assets to the amount that the Company believes is more likely than not to be realized. Key assumptions used in estimating a valuation allowance include potential future taxable income, projected income tax rates, expiration dates of net operating loss and tax credit carry forwards, and ongoing prudent and feasible tax planning strategies. At December 31,2009, the Company had fully reduced its net deferred tax assets by recording a valuation allowance of $2,218,349. If the Company were to determine that it would be able to realize its deferred tax assets in the future in excess of the net recorded amount, an adjustment to reduce the valuation allowance would increase income in the period such determination was made.

Plan of Operation

Over the next twelve months, the Company plans to increase sales of existing and new products, the newly developed Track Day Car and Camaro, while furthering development of carryover products DP and GT series Cars.  The Company will also be searching out new ventures to include the establishment of three new divisions:

a.

      Parts

b.

Military and government Contracts

c.

Consumer

Proceeds of $2,750,000 raised from the common stock offering of $5,250,000, will be used to launch these divisions.  We have not undertaken any start-up activities for these divisions at this time.  For the next twelve months, the Company will focus its efforts on development in the following divisions.  As of the date of this Prospectus, the only reportable activity has been in our one existing division, Racing.  The following table shows expected costs and timelines of each new division.

If 100 percent funding is achieved:

Division	Engineering and Development Cost	Engineering and Development Time	Production Start Up Costs	Start Up Time	Expected to Start Receiving Revenue (from Beginning)	Expected to Achieve Positive Cash Flow (from Beginning)
Parts	$ 450,000.00	18 Months	$300,000.00	6 Months	Month 20	Month 26
Government Contracts	$ 450,000.00	12 Months	$300,000.00	6 Months	Month 18	Month 20
Consumer Cars	$ 500,000.00	14 Months	$500,000.00	8 Months	Month 22	Month 28

If 25 percent funding is achieved:

Division	Engineering and Development Cost	Engineering and Development Time	Production Start Up Costs	Start Up Time	Expected to Start Receiving Revenue (from Beginning)	Expected to Achieve Positive Cash Flow (from Beginning)
Parts	$ 75,000.00	18 Months	$ 50,000.00	6 Months	Month 20	Month 26
Government Contracts	$ 60,000.00	12 Months	$ 40,000.00	6 Months	Month 18	Month 20
Consumer Cars	$ 222,500.00	14 Months	$222,500.00	8 Months	Month 22	Month 28

Racing Division

Presently, Riley designs and builds cars for NASCAR Grand Am Rolex series, the top racing series for Daytona Prototype (DP) and production based GT cars that race simultaneously at road racing venues across the United States and Canada, in both the Daytona Prototype (DP) and Grand Touring (GT) category, Grand Am Continental Tire in the Grand Sport (GS) category, American Lemans Series, USAC Gold Crown Series, and the Japanese GT Championship Series.  Riley built cars have won a number of races and championships, including six (6) straight Grand Am Rolex Series DP Manufacturers Championships.  The cars we build utilize many major manufacturers’ engines including Lexus, Porsche, Pontiac, Ford, Chevrolet, BMW, and Mazda.    In the most recent Grand Am event on April 24, 2010, the Bosch Engineering 250, at Virginia International Raceway, we placed seven cars in the top ten including the first and second place in the DP class and second place in the GT class.  Of the thirteen DP cars competing in the race, Riley built nine; and of the nineteen GT cars competing in the race, Riley built nine.  Both race divisions offer an opportunity for further expansion, including the ability and plan to build more cars for current and new teams.  There are currently twelve (12) Great American Rolex Series events throughout North America, and Riley supports their customers at each race.  Parts sales per event average over $60,000 per race.

The Company will explore opportunities to develop new cars, parts and engineering support for NASCAR and other series, such as alternative powered race cars, Grand Am Continental Tire Sports Car Series, European GT4 competition, Indy Racing League, American Le Mans Series, and the USAC Gold Crown Series.

We plan to expand our reach into the European, Asian and Middle East automotive markets.  The new Riley European Camaro GT4 will be included into the European market with its approval for racing in the European GT4 series.  This will allow us to market our products to a more international market.

Racing

New opportunities are being investigated for growth, such as adding more cars and teams in the series in which we currently participate in both the DP and GT classes.  The Gold Crown USAC Series, Continental Tire Series, and European GT4 Series also represent new opportunities where we anticipate selling cars from our initial entry.  There are also series such as IRL and NASCAR Cup Series where we have a successful history and look to return in the future.

Parts Division

The Company plans to create a new division or subsidiary focusing on customized parts for the “do it yourself” market and the consumer seeking more from his vehicle. The parts division will design and manufacture these parts at the Company’s existing facilities and focus on existing companies with facilities already in place to manufacture these parts.  Our aspirations include supplying aftermarket parts to auto parts stores and auto repair shops.  At this time, we have not entered into any negotiations with any retailers or auto repair shops.

The Company plans to produce customized parts for street cars which will utilize our racing heritage to increase the performance and looks of the customer’s street car.  These parts could include a new braking package, bodywork, carbon fiber options, and engine upgrade kits.

Another area of interest is the Trucking industry. The Company will use skills obtained in racing to design new methods to reduce drag and improve fuel economy for over the road trucks. The intent is to patent these products once completed from existing drawings and sell to Truck suppliers and manufacturers.

The Company estimates that costs can vary up to $100,000 depending on the complex nature or size of the part developed. The Company will also spend up to $50,000 to market and sell the parts.

Parts

The general information presented below was obtained from www.firstresearch.com/industry-research/Automobile-Parts-and-Accessories-Maufacture at a cost of $129.00

The US auto parts manufacturing industry consists of 4,500 companies with combined annual revenue of about $225 billion.

Auto parts suppliers make components that are assembled by the car companies.  Major product categories are and the portions of the revenue stream they represent are:

Transmission and Power Train Components

17%
Engines and Parts are

16%
Metal Stamping of Body parts and Trim

13%
Electrical and Electronic Components

11%
Seating and Interior Trim

9%
Brake Systems

6%

Other parts include steering and suspension components and air conditioning systems.

The US automotive parts wholesale and retail industry includes about 35,000 companies with combined annual revenue of $135 billion. The wholesale segment of the industry is concentrated in the 50 largest companies who have more than 50 percent of the segment’s sales.  The retail segment is fragmented.  Many large companies operate both wholesale distribution centers and retail stores.

Government Contracts

The Department of Defense, GSA (US General Services Administration), DLA (Defense Logistics Agency), and numerous other government agencies offer an opportunity for small businesses to bid on specified projects.  Our first goal is finalizing our approval as an approved contractor.  We are currently working on the final stages in the approval process, and plan on hiring an organization, at a cost of $25,000 plus commissions, to guide us through this protocol.  We have completed and are registered with the CCR (Central Contractor Registration) for the right to bid on available military contracts. The Company did not incur any costs with the registration and the Company is required to update the registration on an annual basis. The registration renewal does not have a cost.

The Department of Defense is constantly examining ways to increase the military’s effectiveness for deployed vehicles.  US military vehicles have historically been designed and built by very large assembly line-based car manufacturers.  The issue with this kind of development is its lack of adaptability and the ability to make changes quickly and effectively.  The Department of Defense recognized the advantages of using specialty companies such as race car manufacturers to design and build military vehicles that can be easily adapted for specific uses.  These specialty vehicles will be made of parts that are easy to maintain and repair in the result of a breakdown or battle damage.  There have been many improvements to military vehicles that have their roots in racing ideas such as a removable quarter panel, racing tear off’s, and safety features.  Our long history with car suspension could allow us to install highly adjustable shocks that would allow for adaptability of the vehicle for various terrains.

By utilizing computer optimization models we can redesign the shock absorbers to act as a stabilizing unit, permitting the vehicle to climb very hilly terrain by raising the downhill portion of the vehicle and lowering the uphill portion.  Secondly, we will look to properly segment the frame by placing sleeves inside each other and simply removing the damaged portion resulting from destruction or as a result of explosive devises.  A similar methodology is successfully used on our racing vehicles and could help to save two- thirds of the vehicle in the event of an accident.  We would look at all areas of the vehicle to make sure it is easy to replace or repair such as snap in and out panels, frames, wheels, axles, engines, transmissions, etc.

The Company will also bid on other needs the Government might require as it pertains to our skills in aerodynamics, electronics or metallurgy.

Consumer Division

Track Day Car

We have built a high-powered (500+ horsepower), safe, and low maintenance Track Day Car (TDC) for the weekend non-professional “casual” racer, which won the 2009 Hankook Ultimate Track Day Car Challenge at the VIR circuit in Virginia. A low maintenance track day car would reduce the cost of ownership for the weekend non-professional “casual” racer.  This market includes those who currently race such cars as Porsche, Ferrari, Lamborghini, Corvette, and Bugatti.  The Riley TDC offers lower cost replacement parts which are readily available, utilizes many racing safety features protecting the driver in the event of an accident, race car handling characteristics and is designed to minimize repair efforts after an accident.  We plan on actively pursuing the placement of this car to hundreds of permanent road courses that are located around the world.

In July 2010, the Company will be attending the Monticello Grand reopening of the renovated track to feature an introduction of the Company’s prototype track day car, which won the Ultimate Track Day Car Challenge at VIR in 2009.

The Company plans to build and race the track day car at race tracks within the eastern portion of the United States to demonstrate the performance of the vehicle for the purpose of selling additional vehicles to prospective customers. The Company also plans to actively pursue the placement of the track day car to hundreds of permanent road courses located around the world based on the performance of the car in the eastern United States.

The Company will invest $250,000 to build and support an additional track day car. The track day car is the Company’s highest priority due to the apparent demand for the vehicle. The track day car will be funded with the first funds raised from the offering.

Electric/Natural Gas Vehicles

Riley plans to build eco-friendly cars that will help us promote our overall brand, image, and product.  Eco-friendly cars are defined by Riley as cars that cause either less pollution or result in energy savings or extended fuel mileage.  These include, but are not limited to, electric and natural gas powered vehicles.

The development of a battery operated sedan and natural gas powered sedan exceeds our entire capital request; however, the Company can develop prototypes for approximately $500,000.

The Company will not develop prototypes without funding from Government grants or funding from third parties capable of advancing the development of the vehicle.

If the Consumer division is not fully funded, the prototype drawings, expected cost $173,000, will be used to solicit potential partners within the Consumer division. Potential partners would be other companies currently producing products similar to the proposed products of the Consumer Car Division or that have the technological where-with-all that is being used on other products; for example, companies that provide alternate sources of energy to power a consumer car such as a battery manufacturer and a natural gas engine manufacturer.

Competition

The Company has examined the competition of the new industries it plans to enter and although they are significant, there are no barriers to entry, if sufficient capital is obtained to proceed with the new initiatives.

Research and Development

The Company intends to dedicate a great deal of time and money to research and development of new products and services.  There are two components of research and development costs, Factory R&D and Team Expenditures.  Factory R&D costs include any engineering, design and manufacturing of special parts to test and occasionally, the actual testing of the parts.

Team Expenditures relates to our in-house factory race team expenditures that include driver and support crew, race car repairs, travel to race events, spare parts, and shop labor.  The sole reason to run an in-house team is to further develop our products for speed, cost improvement and durability.  Therefore, we consider the expenditures to run our race team a part of our R&D cost. During 2009, the Company did not operate an in-house factory race team due to a lack of corporate sponsorship. A corporate sponsorship assists in reducing the total cost to operate an in-house factory race team.

The table below shows the reported Factory R&D costs and Team Expenditures. Factory R&D and Team Expenditures are included in the Statement of Operations as selling, general and administrative expenses.

Year	Factory R&D	Team Expenditures	Totals
2008	$16,000	$1,630,937	$1,646,937
2009	$802,851	$0	$802,851

During the next twelve months, the Company has forecasted spending $855,000 for research and development. Research and development expenses will be paid from earnings from operations or from funds advanced to the Company from the bank line of credit. Officers of the Company may advance funds if necessary.

The Company will spend more in research and development during the next twelve months due to the fact that the Camaro GS and GT4 began selling during the last four (4) months of 2009. More research and development will be required on the existing race car models to keep the race cars competitive. The Company’s race cars need to be competitive to generate additional revenue.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

The independent accountant for the Company is Traci J. Anderson, CPA of Huntersville, North Carolina.  This firm was engaged on or about September 1, 2009. To the present time, the independent accountant for the Company has neither resigned (nor declined to stand for reelection) nor been dismissed.

Directors, Executive Officers, Promoters, and Control Persons

Set forth below is the name and age of each individual who was a director or executive officer of Sea Star as of the date of this Prospectus, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office
Robert W. Riley(1)	78	Director	Annual
William P. Riley(1)	41	President, VP, Chief Designer, Technical Director	Annual
Ronald L. McMahon	61	VP, CFO, General Manager, Treasurer	Annual
Kenneth E. Swan	30	Secretary	Annual

(1)

William P. Riley is the son of Robert W. Riley

Biographical Information

The following paragraphs set forth brief biographical information for the aforementioned director and executive officer:

Robert W. Riley

Robert W. Riley graduated from Louisiana State University in 1958 with dual degrees in mechanical and aeronautical engineering.  Robert started working on the Saturn rocket program for Chrysler’s Space Division before moving to Ford, and then to Kar Kraft, in the 1960’s.  At Kar Kraft he designed parts of the Le Mans winning Ford Mk IV.  Kar Kraft also provided Robert an introduction to A.J. Foyt.  From 1971-1973, and again in 1981, Robert designed several “Coyote” Indy cars for A.J. Foyt including the car he drove to win his fourth and final Indy 500 victory.

From the mid 1970’s through the mid 1980’s, Robert Riley designed or assisted in the design of a number of different type of race cars which included Super Vees, Corvette road racers, body kits to turn F5000 cars into Can-Am cars, NASCAR Nextel Cup cars and NHRA funny cars.  Beginning in 1984, Robert re-defined the tube-framed silhouette road racing chassis (Trans-Am, IMSA GTO), first for Ford, and, from 1990-93, for General Motors.

Robert Riley has also served as an outside engineering consultant for many winning NASCAR teams.  From the late 1980’s until 2006, Robert worked closely with Hendrick Motorsports, Robert Yates Racing, and Richard Childress Racing in a variety of engineering positions.  During this period, cars that Robert consulted on captured five Daytona 500’s, including Dale Earnhardt’s 1998 victory.

In the last five years, Robert has been an integral part of the design and development process for all new Riley Technologies designs.  Robert, Technical Director, is credited with the overall design of all Riley Technologies recent winning cars such as the Riley Daytona Prototype (2004), Grand Am GT Mazda RX8 (2006), Grand Am GT BMW6 (2008), USAC Gold Crown (2006 / 2010), ALMS GT2 Corvette (2008), Riley Track Day Car (2009), Continental GS Camaro (2009), GT4 Camaro (2010), Japanese Super GT (2007), and safety rescue vehicles for Championship Auto Racing Team (CART).  Robert has also continued the development and testing of an eco-friendly land speed record car which operates on compressed natural gas, and he had a key role in modifying the current Car of Tomorrow for the NASCAR Nextel Cup series.

Robert Riley has been a fixture at most Grand Am Daytona Prototype events since the 2005 season.  Robert is at the track well over ten times a season working as the Riley Technologies Engineering Manager.  At the track, Robert is able to work with all the Riley Technologies customer teams on designing and bringing development parts into production in a timely manner.  Being at the track allows Robert to see his cars performing on the track up close.  He can then brings this knowledge back to the design office.

William P. Riley

William Riley completed his engineering training at Purdue University, earning his Mechanical Technology degree in 1990.  William’s initial years in Indianapolis were spent as a Design Engineer with Protofab and Riley Engineering focusing on the Buick Indycar program (1988 – 1990) for Kenny Bernstein Racing and the design of the Intrepid GTP car (1990) for Pratt & Miller.  When the Buick program began to diminish, William began to focus on Riley’s long line of winning Trans-Am designs (1991 – 1996).  He worked closely with the original customers on that program, which includes General Motors, George Robinson, and Tom Gloy.

Through the early years with Riley, William worked with his father, Robert Riley, designing cars including the RM2 Sports 2000 prototype built by Pratt and Miller, the Oldsmobile GTO Cutlass, and the MK III.  During this time, William also served as the Team Manager for the company’s factory race teams.  Bill has led many major professional road racing teams (1996, 1997, 1998, 1999, 2000, 2001, 2004, 2005, 2006, 2007, and 2008), including a GM factory Corvette in 1999 and as Technical Director of the Cadillac Northstar LMP  program in both 1999 and 2000.  William served as the Trackside Engineer with the original Riley Mk V IRL car driven by both Stan Wattles and Eliseo Salazar.  William remains in demand as a Trackside Engineer for both customer teams and other top-tier racing teams.  Currently in 2010, Riley Technologies and William are working with the Factory Jaguar ALMS program, William serves as the Technical Director for the team.

Recent Riley Technologies designs in which William has been involved in as a Design Engineer include the Riley Daytona Prototype (2004), Grand Am GT Mazda RX8 (2006), Grand Am GT BMW6 (2008), USAC Gold Crown (2006 / 2010), ALMS GT2 Corvette (2008), Riley Track Day Car (2009), Continental GS Camaro (2009), GT4 Camaro (2010), Japanese Super GT (2007), and safety rescue vehicles for Championship Auto Racing Team (CART).

Ronald L. McMahon

As General Manager of Riley Technologies since July of 1995, Ron oversees all of the company’s operations. Ronald has a degree in mechanical engineering earned from the General Motors Institute, now Kettering University (1971).  Ronald has extensive knowledge in vehicle manufacturing management from his 20 years of service at General Motors (1966 – 1986).  His entire tenure while at General Motors was either as a manager or an executive.

Ronald also has entrepreneurial experience, forming his own company, Oz-Car Incorporated (1986 – 1995).  For more than 10 years, Oz-Car designed and built open-wheel racecars for USAC and The World of Outlaws.

His cars have won many races and championships around the United States, New Zealand and Australia.  Oz-Car also specialized in prototype and development work for many different industries, including the racing industry, agricultural and cryogenics industries.

Kenneth E. Swan

Kenneth Swan serves as the Business Manager of Riley Technologies, and has since 2008.  Kenneth has been involved in racing most of his adult life, starting as a weekend warrior in the IRL series, at the age of seventeen.

While in college, Kenneth participated in many racing events with Riley Technologies, and worked with Riley as a summer intern until finishing his college education.  He received his degree in Economics from Louisiana State University (LSU) in 2003, and has worked full time for Riley Technologies since graduation.

After LSU, Kenneth served as Team Manager for the Riley Motorsports - SunTrust race team starting in 2004.  The team competed in the Grand Am Rolex Series, winning the Driver and Team Championship in 2005.  During his tenure as Team Manager from 2004 to 2008, the team was one of the most successful in Grand Am Rolex Daytona Prototype racing, winning events each season.  The wins included a trip to victory lane at the 2005 Rolex 24 Hours of Daytona.  Kenneth works closely at the race track with many Riley Technologies Customer Teams, such as Level Five Racing and all the Continental Camaro Teams.

During his time in racing, Kenneth has participated in many high-profile events including ten Rolex 24 Hours of Daytona; five 12 Hours of Sebring; the prestigious 24 Hours of Le Mans and the Indianapolis 500.

Outside of the racetrack, Kenneth is pursuing new projects for Riley Technologies.  This includes investigating various opportunities for new Green Eco-friendly ventures, including working with vendors to develop a new Eco-friendly car for the racing and mass markets.

Executive Compensation

(a) The following table sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended December 31, 2009 and 2008 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2009; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2009; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2009 that received annual compensation during the fiscal year ended December 31, 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

William P. Riley, President	2009	204,808	0	0	0	0	0	12,650	217,458
	2008	199,992	0	0	0	0	0	12,650	212,642

Ronald L. McMahon, Treasurer (1)	2009	101,923	0	0	0	0	0	161	102,084
	2008	100,006	0	0	0	0	0	161	100,167

Kenneth E. Swan, Secretary	2009	43,355	0	0	0	0	0	3,671	47,026
	2008	61,110	0	0	0	0	0	3,671	64,781

(1) 200,000 stock options were issued to Ronald L. McMahon, Treasurer, during 2009 at an exercise price of $1.00 per share.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS
STOCK AWARDS
Name	Number of Securities Underlying Unexercised options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date ($)	Number of S hares or Units of Stock that have not Vested (#)	Market Value of Shares of Units of Stock that Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
William P. Riley, President, VP	0	0	0	0	0	0	0	0	0
Ronald L. Mcmahon, CFO, VP	0	0	0	0	0	0	0	0	0
Kenneth E. Swan, Secretary	0	0	0	0	0	0	0	0	0

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

No bonuses were paid to executives during 2008 and 2009 for exceeding forecasted sales.

 Director Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert W. Riley, Director	2009	67,180	0	0	0	0	0	107	67,287
	2008	65,915	0	0	0	0	0	107	66,022

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's common stock as of June 30, 2010. The Company only has one class of common stock. Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of June 30, 2010.

Amount and Nature of Beneficial Ownership of Common Shares as of June 30, 2010.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Robert W. Riley Director	170 Overhill Drive Mooresville, NC 28117	6,000,000	39.26%
William P. Riley President	170 Overhill Drive Mooresville, NC 28117	6,000,000	39.26%
Kenneth E. Swan Secretary	170 Overhill Drive Mooresville, NC 28117	0	0%
Ronald L. McMahon Treasurer	170 Overhill Drive Mooresville, NC 28117	600,000	3.93%
All officers and directors as a group (Group of 2)		12,600,000	82.45%
J. Austin Scheibel	18128 Harbor Light Blvd Cornelius, NC 28031	828,476	5.42%
Hillcrest Financial Partners, LLC	5004 N. Kings Hwy. Myrtle Beach, SC 29577	394,248	2.57%
Daniel P. Sabbia(1)	Switzerland	474,204	3.10%

(1) Former officer and director of the Company.

The following table sets forth the beneficial ownership of the Company's officers, directors, and persons who own more than five percent of the Company's Class B Preferred stock as of June 30, 2010. The Company has two classes of Preferred stock, Class A and Class B.  There are no shares of Class A issued as of the date of this Prospectus. The percentage ownership of each stockholder is calculated based 89 shares of Class B preferred shares outstanding as of June 30, 2010.

Amount and Nature of Beneficial Ownership of Class B Preferred Shares as of June 30, 2010.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Lone Star Investment Partners	c/o Mike Anthony 1900 Twin Brooks Denton, TX 76210	89	100%
Officers and Directors		0	0%

Certain Relationships and Related Transactions and Director Independence

R&R Motorsports, LLC (f/k/a Riley-D’Hondt Motorsports, LLC), a North Carolina Limited Liability Company, organized in the State of North Carolina on June 29, 2006, was a start-up, professional NASCAR racing organization that planned to enter into NASCAR racing for competition in 2007.  The original members or RDM were Edward J. D’Hondt (40%), William P. Riley (40%), and Robert W. Riley (20%).  This company ended operations on or about September 2007.  It is no longer actively in operation and is maintained solely for the purpose of satisfying debt. William and Robert Riley invested  $15,000 and the outstanding debt is being paid by William and Robert Riley personally. As of December 31, 2009, the outstanding debt was $471,226.

On December 12, 2007, a Purchase and Sale of Membership Interest agreement was entered into by the members to buy out the ownership interests of Edward J. D’Hondt.  As of December 31, 2007, the name of the company was changed to R&R Motorsports, LLC with membership interests as follows:  William P. Riley, 70%, Robert W. Riley, 30%.

As a related party, through common ownership, of Riley Technologies, LLC, R&R Motorsports, LLC incurred expenses of $25,521 for labor and additional expenses and fees of $7,155 relating to its cessation of business operations.  Riley advanced $29,000 for payment of said expenses.  December 31, 2008, $6,258 was attributable to a 2008 Worker’s Compensation Insurance Audit for coverage of employees and contractors of R&R Motorsports, LLC between January and December 2007.  This coverage was provided under Riley’s policy and all premiums were paid by Riley on behalf of R&R, said premiums were invoiced back to R&R for reimbursement.  Due to the fact that R&R was no longer operational, this cost was adjusted by year-end entries.

The Company paid rent to R&S Holdings, LLC, owned by the same members as Riley for the lease of its North Carolina facility.  Rent paid in 2009 and 2008 was $200,000 and $204,572, respectively.

The Company incurred Notes Payable for research and development costs for a new “track day” car design with William P. Riley and Robert W. Riley, majority shareholders of Riley, in the amounts of $100,000 and $150,000 for the year ended December 31, 2008.  Both notes are due on in 2013. During 2009, an additional $24,000 was advanced from Robert W. Riley, a majority shareholder.

The Company incurred Notes Payable, from entities under common control, with William P. Riley and Robert W. Riley, majority shareholders of Riley, in the amount of $387,613 for supporting the operations of an in-house race team.

Riley has sales to two related race teams, R&R Motorsports, LLC and Riley Motorsports, LLC, owned by Messrs Riley.  During 2008, $2,052,858 was sold to the two related motorsport teams, and $0 was sold during 2009.

As of December 31, 2009, Riley Motorsports, LLC owes Riley $538,949.

On January 1, 2010, ownership interests of entities under common control  were transferred to the Company for no consideration .The entities included R & R Motorsports, LLC and Riley Motorsports, LLC.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below. All expenses incurred with respect to the distribution, except for fees of counsel, if any, retained individually by the Selling Stockholders and any discounts or commissions payable with respect to sales of the shares, will be paid by the Company.

SEC registration fee

$

292.95

Accounting fees and expenses

5,000.00

Legal fees and expenses

10,000.00

Total

$

15,292.95

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting the Company. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to the Company, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

RECENT SALES OF UNREGISTERED SECURITIES

On June 12, 2007, 2,200,000 shares were issued to Daniel Sabbia and Austin Schiebel in lieu of compensation at .10 per share or $220,000.  The issuance of shares was exempted pursuant to Section 4(2) of the Securities Act.   Also, 4,228,120 shares at .10 per share or $422,812 were issued to Daniel Sabbia and Austin Schiebel for capital contributions prior to June 12, 2007.

In 2009, the Company issued 12,000,000 shares of common stock to the members of Riley Technologies, LLC for the acquisition of the Company.  The shares were issued in a transaction exempt pursuant to Section 4(2) of the Securities Act.

EXHIBITS AND FINANCIAL SCHEDULES

Exhibits

The following documents are attached hereto as exhibits:

Exhibit No.	Document	Location
2.1	Purchase Agreement dated 1/30/01	Previously Filed
2.2	Merger Agreement with Riley Technologies	Previously Filed
3.1	Articles of Incorporation	Previously Filed
3.2	Articles of Amendment filed 8/30/01	Previously Filed
3.3	Nevada Articles of Incorporation	Previously Filed
3.4	Certificate of Amendment filed 5/23/06	Previously Filed
3.5	Certificate of Amendment filed 10/9/06	Previously Filed
3.6	Bylaws	Previously Filed
4.1	Certificate of Designation – Series B Preferred	Previously Filed
5.1	Opinion re Legality and Consent of Attorney	Previously Filed
10.1	Lease Agreement	Previously Filed
10.2	Deed of Trust, Security Agreement and Assignment of Rents and leases	Previously Filed
10.3	BB&T Note Modification Agreement and Loan Agreement	Previously Filed
10.4	SunTrust Loan Commitment and Agreement, Promissory Note, Security Agreement and Guaranty Agreement	Previously Filed
10.5	BB&T Equipment Finance Vehicle/Equipment Lease	Previously Filed
10.6	Promissory Note, $24,000	Previously Filed
10.7	Promissory Note, $150,000	Previously Filed
10.8	Promissory Note, $100,000	Previously Filed
10.9	Security Agreement - $800,000	Previously Filed
21.1	Subsidiaries of Registrant	Previously Filed
23.1	Consent of Accountant	Attached
23.2	Consent of Attorney	Included in Exhibit 5.1

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the Offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.

Any free writing Prospectus relating to the Offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.

The portion of any other free writing Prospectus relating to the Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

v.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement o prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement o prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mooresville, North Carolina on July 23, 2010.

SEA STAR GROUP, INC.

/s/ William P. Riley

William P. Riley, President

/s/ Ronald L. McMahon

Ronald L. McMahon, VP, CFO, General Manager, Treasurer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

/s/ Robert W. Riley

Robert W. Riley, Director

/s/ William P. /Riley

William P. Riley, President, Principal Executive Officer

/s/ Ronald L. McMahon

Ronald L. McMahon, VP, CFO, General Manager, Treasurer, Principal Accounting Officer